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                                                                 Exhibit 10.37

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into on the 8th day of August, 1996 to be effective as of July 31, 1996, by and between (i) CSW ACQUISITION CORP., a Florida corporation ("BUYER"), (ii) CSW ASSOCIATES, INC., a Delaware corporation (the "COMPANY" or "CSW")., (iii) CROWN NORTHCORP, INC., a Delaware corporation, f/k/a Northcorp Realty Advisors, Inc. ("NORTHCORP") and TUCKER HOLDING COMPANY, LTD., an Ohio limited liability comopany ("TUCKER"), (Northcorp and Tucker shall hereinafter be sometimes referred to individually as a "SELLER or a "SHAREHOLDER" and collectively as the "SELLERS" or the "SHAREHOLDERS"), and (iv) Bradley S. Weiss, solely for purposes of Sections 1.2, 2.2, 2.3, 2.4, 7.4, and 9.13 of this Agreement ("WEISS").



                                    RECITALS
                                    --------


         A. The Sellers, collectively, own One Hundred (100) shares of common stock, par value $.01 per share, of the Company (the "SHARES"), which constitute all of the issued and outstanding shares of stock of the Company.

         B. The Company is in the business of managing and marketing various real estate, loan and related assets.

         C. Buyer desires to purchase, and the Shareholders desire to sell, all of the shares of capital stock of the Company (the "Shares"), on the terms and subject to the conditions set forth herein.

         D. Capitalized terms used in this Agreement are used as defined in
Article IX or elsewhere in this Agreement.




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                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:


              ARTICLE I - PURCHASE OF CAPITAL STOCK; PURCHASE PRICE

         1.1 SALE AND PURCHASE OF STOCK. On the terms and subject to the conditions of this Agreement, the Sellers agree to sell, convey, assign, transfer and deliver the Shares to Buyer, and Buyer shall purchase, acquire and accept delivery of the Shares.

         1.2 CONSIDERATION. The Consideration for the Shares shall be:

                  (a) Ten Dollars ($10.00); and

                  (b) the assignment by Weiss, the sole shareholder of Buyer, of his ownership interests in Tucker to Tucker or its designee.



                              ARTICLE II - CLOSING

         2.1 CLOSING. Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "CLOSING") shall be held at 10:00 am, Miami time, on August 1, 1996, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, or on such other date, time and location as the parties may mutually agree. The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE". The effective date of the Closing shall be July 31, 1996.

         2.2 DELIVERIES BY THE SELLERS. At or prior to the Closing, the Sellers shall deliver to Buyer:

                  (a) one or more certificates representing all of the Shares, with all necessary transfer stamps and with such other instruments or documents as are necessary to transfer to Buyer good, valid and marketable title to the Shares, free and clear of any and all Liens;

                  (b) a certificate executed by an authorized officer of the Company on behalf of the Company, in the form attached hereto as EXHIBIT A, to the effect that the conditions set forth in Article V below have been satisfied;


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                  (c) a certificate executed by the Secretary of each Seller, of the resolutions adopted by the Board of Directors or the Managers of each Seller, in the form attached hereto as EXHIBIT B, with respect to the approval of this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby;


                  (d) a mutual release (the "TUCKER RELEASE") executed by Tucker and Buyer pursuant to which (i) Tucker and all members of Tucker, other than Weiss, release Weiss from any and all claims that Tucker, and/or all other members of Tucker, may have against Weiss pursuant to (A) that certain Amended and Restated Operating Agreement of Tucker Holding Company, Ltd., dated June 22, 1995, (the "TUCKER OPERATING AGREEMENT") or (B) any other matters relating to Tucker, and (ii) Weiss relinquishes all rights he may have, including but not limited to all rights pursuant to the Operating Agreement;

                  (e) a mutual release (the "NORTHCORP EMPLOYMENT RELEASE") executed by Northcorp and Buyer pursuant to which (i) Northcorp acknowledges the termination of, and releases, Weiss from any and all claims that Northcorp may have against Weiss pursuant to that certain Employment Agreement entered into by and between Weiss and Northcorp, dated May 4, 1995 (the "NORTHCORP EMPLOYMENT AGREEMENT"), and (ii) Weiss acknowledges the termination of his employment with Northcorp and relinquishes all rights or claims to further compensation that he may have pursuant to the Northcorp Employment Agreement;

                  (f) an opinion letter from the Sellers' legal counsel, the form and content of which are acceptable to Buyer and its counsel;

                  (g) documents satisfactory to Buyer and its counsel evidencing that the Company's ownership interest of the Choice Hotels Venezuelan franchise (and related companies) is vested in the Company;

                  (h) an Operating Agreement, in the form attached hereto as EXHIBIT E, pursuant to which the Buyer shall obtain complete control over the Company and its operations pending the termination of the Escrow Agreement described in SECTION 2.4 hereof (the "OPERATING AGREEMENT");

                  (i) a Servicing Agreement, in form satisfactory to Buyer and its counsel, and which may be included as part of the Operating Agreement, pursuant to which CSW may continue servicing the approximately 600 assets presently assigned to CSW under the FHLMC Loss Mitigation contract at a rate to CSW equal to eighty-five percent (85%) of the gross billings to FHLMC on those assets; and

                  (j) an Escrow Agreement in the form attached hereto as EXHIBIT C.

         2.3 DELIVERIES BY BUYER. At or prior to the Closing, Buyer shall deliver to the Sellers:

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                  (a) an assignment agreement whereby Weiss assigns his
membership interests in Tucker to Tucker or its designee, pursuant to Section
1.2 hereof (the "TUCKER ASSIGNMENT AGREEMENT");

                  (b) the Tucker Release;

                  (c) the Northcorp Employment Release;

                  (d) an opinion letter from the Buyer's legal counsel as to the Buyer's authority to enter into this Agreement and its good standing; and

                  (e) an Escrow Agreement in the form attached hereto as EXHIBIT C.

         2.4  ESCROW AGREEMENT.

                  (a) Notwithstanding anything to the contrary contained herein, the parties have agreed that the following documents will be held in escrow until the "ESCROW TERMINATION DATE", which shall be the earlier of (i) the Buyer's receipt of the approval and consents from the Federal Deposit Insurance Company that are necessary for the purchase and sale of the Shares hereunder or
(ii) December 16, 1996, pursuant to the terms of the Escrow Agreement:

                  (i) stock certificates representing the Shares (the "STOCK CERTIFICATES"); and

                  (ii) Stock Powers executed by each Seller pursuant to which each Seller transfers to Buyer the Shares represented by the stock certificates (the "STOCK POWERS").

                  (b) On the Escrow Termination Date, the escrow agent named in the Escrow Agreement (the "ESCROW AGENT") shall deliver the stock certificates and stock powers relating to the Shares to Buyer and the stock certificate and the Stock Power relating to the Northcorp Shares to Tucker.


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLERS

         Each of the Sellers hereby jointly and severally make the following representations and warranties to Buyer, each of which shall be deemed a material inducement for the Buyer to enter into this Agreement (and Buyer, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):


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         3.1 CORPORATE EXISTENCE AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own, manage, lease and hold its assets and to carry on its business as and where such assets are presently located and such business is presently conducted; and neither the character of the Company's assets nor the nature of the Company's business requires the Company to be qualified to do business as a foreign corporation in any jurisdiction. The Company's articles of incorporation and by-laws have not been amended or supplemented and are in full force and effect as of the date hereof. True, complete and correct copies of the Company's articles of incorporation and by-laws, as presently in effect, are attached hereto as EXHIBIT D.

         3.2 SUBSIDIARIES. Except as otherwise set forth on Schedule 3.2, the Company does not have any subsidiaries, participate in any partnership or joint venture, own any capital stock of any corporation or otherwise own or hold any equity interest in any Person. The term "Company" shall hereinafter include any subsidiaries of the Company.

         3.3 CORPORATE RECORD BOOKS. The corporate minute books of the Company have been made available to Buyer, are complete and correct and contain all of the proceedings of the shareholders and directors of the Company. The stock record book of the Company has been delivered to Buyer for inspection prior to the date hereof and is complete and correct, and all requisite Federal and State documentary stamps have been affixed thereon and canceled.

         3.4 CAPITAL STOCK. The authorized capital stock of the Company consists of One Thousand (1,000) shares of Common Stock, of which One Hundred (100) shares are issued and outstanding and held by the Sellers in the amounts set forth opposite their names on SCHEDULE 3.4 attached hereto.

         3.5 TITLE TO STOCK. All of the Shares are, and at the Closing will be
(a) owned by the Sellers, (b) duly authorized, validly issued and fully paid and nonassessable, and (c) free of all Liens. At the Closing, each Seller will convey, good and marketable title to the Shares, free and clear of any and all Liens and contractual restrictions or limitations of any kind or nature whatsoever.

         3.6 OPTIONS AND RIGHTS. There are no outstanding subscriptions, options, warrants, rights, securities, contracts, commitments, understandings or arrangements under which the Company is bound or obligated to issue or otherwise transfer any additional shares of its capital stock or rights to purchase shares of its capital stock to any Person, and there are no agreements, arrangements or understandings between any Seller and/or the Company and any other Person regarding the Shares (or the transfer, disposition, holding or voting thereof).

         3.7 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Shareholders, and each of the Shareholders has all



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requisite power and legal capacity to execute and deliver this Agreement and all
Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its respective obligations hereunder and under the Collateral
Agreements. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors or Managers, and the shareholders or members of each Seller, if necessary, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. Each of the Sellers is entering into this Agreement on such Seller's own volition, free from any undue influence or coercion. This Agreement and each Collateral Agreement to which a Shareholder is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

         3.8 NO VIOLATION. The execution and delivery by the Sellers of this Agreement, and any and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not, except as set forth on SCHEDULE 3.8 attached hereto, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or Governmental Authority pursuant to, the articles of incorporation or by-laws of the Company or any Legal Requirement, any Order or any Contract to which the Company or any of its assets or any Seller is subject. The Company and the Sellers will comply with all applicable Legal Requirements, Orders and Contracts in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         3.9 NO PROCEEDINGS. No suit, action or other proceeding is pending or to the Knowledge of the Sellers, threatened before any Governmental Authority seeking to restrain the Company or any Seller or prohibit their entry into this Agreement or prohibit the Closing, or seeking Damages against the Company or any of its assets or properties as a result of the consummation of this Agreement.

         3.10 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) The Company has delivered to Buyer true and complete copies of its unaudited Financial Statements dated as of July 31, 1996.

                  (b) Except as otherwise set forth in SCHEDULE 3.10 attached hereto or in the Financial Statements delivered to Buyer pursuant to SECTION 3.10(A), the Company does not have, nor are any of the assets or properties of the Company subject to, any liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and



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whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP). There are no facts in existence on the date hereof that might reasonably serve as the basis for any liabilities or obligations of the Company that are not disclosed in the Financial Statements delivered to Buyer pursuant to SECTION 3.10(A) or on SCHEDULE 3.10 hereto.

         3.11 EMPLOYEES. SCHEDULE 3.11 attached hereto sets forth a complete list of the Company's employees. The Company has been, since March 1, 1995, and currently is, in compliance with all Federal, State and local Legal Requirements and Orders affecting employment and employment practices of the Company (including, without limitation, those Legal Requirements promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. The Company is not a party to any collective bargaining agreement or other labor agreement relating to the Company or the Company's employees. To the Knowledge of the Sellers, there are no complaints regarding the Company or the Company's employees pending before the National Labor Relations Board or any similar state or local labor agency; there are no labor strikes, slow-downs or stoppages or other labor troubles pending or threatened by or with respect to the Company or the Company's employees. The Company is in compliance with all federal, state and local laws respecting employment, wages and hours with respect to its employees.

         3.12 ABSENCE OF CERTAIN CHANGES. Since June 30, 1996, there has not been (a) any Material Adverse Change in the business, prospects, financial condition, revenues, expenses or operations of the Company; (b) any material decrease in the cash and cash equivalents of the Company from the amounts shown on the June 30, 1996 balance sheet included in the Financial Statements, (c) to the Knowledge of the Sellers, any damage, destruction or loss, whether covered by insurance or not, with regard to the Company's properties and business; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Company's capital stock, or any redemption or other acquisition of such capital stock by the Company; (e) any increase in the rate of compensation or in the benefits payable or to become payable by the Company to its directors, officers, employees or consultants; (f) any amendment, modification or termination of any existing, or entering into any new, contract, agreement, arrangement or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of the Company; (g) any entry into any Contract not in the ordinary course of business, including without limitation relating to any borrowing or capital expenditure; (h) any disposition by the Company of any asset not in the ordinary course of business; or (i) any change by the Company in accounting methods or principles.

         3.13 COMPLIANCE WITH LAWS. The Company is and has been in compliance in all respects with any and all Legal Requirements applicable to the Company. To the Knowledge of the Sellers, the Company has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or



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received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such Legal Requirements, and there are no set of facts relating to the Company which would cause the Company to be not in compliance with all Legal Requirements.

         3.14 PERMITS. The Company has all Permits necessary for the Company to own, operate, use and/or maintain its assets and properties and to conduct its business and operations as presently conducted. All such Permits are in effect, no proceeding is pending or, to the Knowledge of the Sellers, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of the Sellers, threatened in connection with the expiration or renewal of such Permits. No violations have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits.

         3.15 LITIGATION; DEFAULT. Except as otherwise set forth in SCHEDULE 3.15, there are no claims, actions, suits, investigations or proceedings against the Company pending or, to the Knowledge of the Sellers, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have an adverse effect (whether covered by insurance or not) on the business, operations, prospects, assets, Shares, securities or financial condition of the Company and, there is no basis for any such claim, action, suit, investigation or proceeding. The Company is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would or could (i) constitute a default under, or breach or violation of, any Legal Requirement, Permit or Contract applicable to the Company, or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any Contract applicable to the Company, other than defaults, breaches, violations or accelerations that would not have an adverse effect on the business, operations, prospects, assets, securities or financial condition of the Company.

         3.16 TAX MATTERS.  Except as set forth on SCHEDULE 3.16 hereto:

                  (a) All federal, state and local tax returns (including information returns) and reports of the Company required by any applicable law, rule, regulation or procedure of any federal, state or local agency, authority or body to be filed prior to the date hereof have been duly filed (or extensions for time have been duly filed and the appropriate estimated payments have been made) and were true, correct and complete as of the date of filing;

                  (b) The Company has paid all Taxes, assessments, fees, penalties, interest and other governmental charges owed, or that may subsequently be determined to be owed, by the Company with respect to all periods ending on or prior to the Closing Date;



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                  (c) There is no pending or threatened claim by any federal, state or local taxing authority against, or with respect to, the Company for payment of additional Taxes for any period prior to the date hereof;

                  (d) All Taxes and other assessments and levies required to be withheld by the Company from employees for income Taxes, social security Taxes and unemployment insurance Taxes have been collected or withheld, and either paid to the respective governmental agencies, or set aside in accounts and held for such purpose;

                  (e) There are no Liens for Taxes upon any property or assets of the Company, except for Liens for Taxes not yet due and payable. Neither the Sellers nor the Company has executed a waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any tax return;

                  (f) The basis of any depreciable assets, and the methods used in determining allowable depreciation (including, without limitation, cost recovery), are correct and in compliance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "CODE"); and

                  (g) The Company has not been a member of an Affiliated Group filing a consolidated federal income tax return other than a group the common parent of which is Northcorp.


         3.17 CONTRACTS AND COMMITMENTS.

                  (a) To the Knowledge of the Sellers, SCHEDULE 3.17 sets forth each of the following Contracts to which the Company is a party or by which it or any of its assets or properties is bound, whether written or oral:

                             (i) any Contract that cannot by its terms be terminated by the Company with 30 days' or less notice without penalty;

                            (ii) any Contract or commitment for the employment or engagement of any agent, broker or other employee or independent contractor which cannot by its terms be terminated by the Company with thirty (30) days' or less notice without penalty;

                           (iii) any pension, profit sharing, bonus, retirement, stock option, stock purchase or other plan providing for deferred or other compensation or related to employees or any other employee benefit plan (other than as set forth in SCHEDULE 3.17 hereto), or any Contract with any labor union;



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                            (iv) any Contract with any Seller or with any
         affiliate of any Seller;

                             (v) any Contract relating to or providing for loans to officers, directors, employees or Affiliates;

                            (vi) any Contract or commitment for capital expenditures by the Company in excess of $1,000 in the aggregate;

                           (vii) any lease or license with respect to any assets of the Company, real or personal, whether as landlord, tenant, licensor or licensee;

                          (viii) any Contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any asset or property;

                            (ix) any Contract for the sale of any asset or group of assets that in the aggregate have a fair market value or book value on the Company's books of greater than $500;

                             (x) any assignment, license, indemnification or Contract with respect to any intangible property, including, without limitation, any Proprietary Rights;

                            (xi) any warranty Contract with respect to services rendered (or to be rendered) or products sold or leased;

                           (xii) any Contract which prohibits, restricts or limits in any way the payment of dividends or distributions by the Company;

                          (xiii) any Contract under which it has granted any Person any registration rights (including piggyback rights) with respect to any securities;

                           (xiv) any Contracts with independent agents, brokers, dealers or distributors;

                            (xv) any sales, commissions, advertising or marketing Contracts;

                           (xvi) any Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

                          (xvii) any agreement that purports to limit the Company's or any Shareholder's freedom to compete freely in any line of business or in any geographic area;



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                         (xviii) any Contracts with Persons with which,
         directly or indirectly, any Seller also has a Contract; or

                           (xix) any other Contract which is material to the Company's operations or business prospects.

                  (b) Except as set forth on SCHEDULE 3.17 attached hereto, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

                  (c) All of the Contracts listed or required to be listed in
SCHEDULE 3.17 are valid, binding and in full force and effect, subject to the terms contained therein, and, to the Knowledge of the Sellers, except as disclosed in SCHEDULE 3.17, the Company has not been notified or advised by any party thereto, nor are the Sellers aware, of such party's intention or desire to terminate or modify any such Contract in any respect. To the Knowledge of the Sellers, the Company is not in breach of any of the terms or covenants of any Contract listed or required to be listed in SCHEDULE 3.17.

         3.18 TRUE AND COMPLETE COPIES. Copies of all Contracts delivered and to be delivered hereunder by the Sellers are and will be true and complete copies of such Contracts.

         3.19 TITLE AND RELATED MATTERS.

                  (a) The Company has good and marketable title to all of the properties and assets reflected in the Financial Statements or acquired after the date thereof, free and clear of any and all Liens, except as otherwise reflected in the Financial Statements or the notes thereto.

                  (b) The Company owns, and will on the Closing Date own, good and marketable title to all the personal property and assets, tangible or intangible, used in its business, whether or not reflected on the Company's Balance Sheet, except for those assets leased by the Company, all of which leases are in good standing and no party is in default thereunder. None of the properties or assets belonging to or held by the Company is or will be on the Closing Date subject to any (i) Contracts of sale or lease, or (ii) Liens. Such personal property and assets are, and as of the Closing Date will be, adequate to carry on the Company's business as currently conducted and as proposed to be conducted after the Closing Date.

                  (c) All machinery and equipment regularly used by the Company in the conduct of its business is in good operating condition and repair, except for ordinary wear and tear, and except for normal breakdowns and servicing requirements consistent with the Company's prior practices and normal industry standards.



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                  (d) There has not been since June 30, 1996, and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by the Company of any of the assets or properties now or hereafter owned by it, except for transactions in the ordinary and regular course of business or as otherwise consented to, in writing, by the Buyer. After the Closing, the Buyer will own, or have the unrestricted right to use, all properties and assets that are currently used in connec tion with the business of the Company.

                  (e) SCHEDULE 3.19 attached hereto sets forth a description of all real property owned or leased by the Company.

         3.20     ERISA AND RELATED MATTERS.

                  (a) BENEFIT PLANS; OBLIGATIONS TO EMPLOYEES. Except as set forth in SCHEDULE 3.20 attached hereto, neither the Company, nor any ERISA Affiliate (defined below) of the Company, is a party to or participates in or has any liability or contingent liability with respect to:

                           (i) any "EMPLOYEE WELFARE BENEFIT PLAN" or "EMPLOYEE
                  PENSION BENEFIT PLAN" or "MULTI-EMPLOYER PLAN" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                           (ii) any retirement or deferred compensation plan,
                  incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether or not pursuant to a Contract, arrangement, custom or informal understanding which constitutes an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                           (iii) any employment agreement not terminable on 30
                  days' or less written notice, without further liability.

                           Any plan, arrangement or agreement required to be
                  listed on SCHEDULE 3.20 for which the Company or any ERISA Affiliate of the Company may have any liability or contingent liability is sometimes hereinafter referred to as a "BENEFIT PLAN". For purposes of this Section 3.20, the term "ERISA AFFILIATE" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "SINGLE EMPLOYER" within the meaning of Section 4001(b)(1) of ERISA.

                  (b) PLAN DOCUMENTS AND REPORTS. A true and correct copy of each of the Benefit Plans listed on SCHEDULE 3.20, and all contracts relating thereto, or to the funding



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thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Buyer. In the case of any Benefit Plan that is not in written form, the Buyer has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan has been supplied to the Buyer by the Company, and there have been no material changes in the financial condition in the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied to the Buyer.

                  (c) COMPLIANCE WITH LAWS; LIABILITIES. As to all Benefit Plans, except as otherwise specified on SCHEDULE 3.20, the Company is in compliance with the terms of all Benefit Plans and every Benefit Plan is in compliance with all of the requirements and provisions of ERISA and all other laws and regulations applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan is invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA. There have been no "PROHIBITED TRANSACTIONS" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transaction. There has been no "ACCUMULATED FUNDING DEFICIENCY" as defined in Section 302 of ERISA, nor has any "REPORTABLE EVENT" as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the Company's Financial Statements provided to the Buyer and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Benefit Plan years which include the Closing Date.

         3.21     INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 3.21 attached hereto sets forth a description of all Proprietary Rights used by the Company in connection with, or related to, its business.

                  (b) The Company has the right to use each Proprietary Right listed in SCHEDULE 3.21, and except as otherwise set forth therein, each of such Proprietary Rights is, and will be on the Closing Date, free and clear of all royalty obligations and Liens. There are no Claims pending or threatened against the Company or the Sellers that the use of any of the Proprietary Rights listed on SCHEDULE 3.21 infringes the rights of any Person. Neither the Company nor the Sellers has knowledge of any conflicting use of any of the Proprietary Rights.

                  (c) The Company is not a party in any capacity to any franchise, license or royalty agreement respecting any Proprietary Right, and there is no conflict with the rights of others in respect to any Proprietary Right now used in the conduct of the Company's business.

         3.22 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 3.22 attached hereto: (a) neither the Company's business nor the operation thereof violates any applicable Environmental Law or Environmental Permit and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which has resulted in, presently results in or could result in a claim against the Company or the Buyer or creates or could create a liability or loss for the Company or the Buyer) which, with notice or the passage of time or both, would constitute a violation of any Environmental Law or any Environmental Permit; (b) the Company has not generated, transported, treated, stored or disposed of, in violation of any Environmental Law or Environmental Permit, any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of its property or facilities now or previously owned, operated or leased by the Company; (c) to the Knowledge of the Sellers, the Company has not received any notice from any Governmental Authority or any private Person that the Company's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the clean-up of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials; (d) no property now or previously owned, leased or operated by the Company is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any other federal, state or local list of sites requiring investigation or clean-up; (e) there are no underground storage tanks, active or abandoned, and no asbestos-containing materials present, on or under any property now or previously owned, leased or operated by the Company; and (f) the Company has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         3.23 DEALINGS WITH AFFILIATES. SCHEDULE 3.23 attached hereto sets forth a complete list, including the parties thereto, of all oral or written agreements and arrangements to which the Company is or will be a party, as of July 31, 1996, and to which any one or more Affiliates is also a party.

         3.24 BANKING ARRANGEMENTS. SCHEDULE 3.24 attached hereto sets forth the name of each bank in or with which the Company has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as otherwise set forth on SCHEDULE 3.24, the Company has no liability or obligation relating to funds or money borrowed by or loaned to the Company (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise). Since July 1, 1996, there has been no withdrawal of funds from, or the issuance of checks or obligations against, any of the assets of the Company.

         3.25 INSURANCE. SCHEDULE 3.25 hereto sets forth a complete and correct list of all insurance policies presently in effect that relate to the Company, all of which are and have been in full force and effect from and after the date(s) set forth on SCHEDULE 3.25. The Sellers hereby agree to maintain the Company as an "additional insured" on all insurance policies in which the Company is currenty listed as an "additional insured" for a period of thirty
(30) days following the Closing Date.

         3.26 ACCOUNTS RECEIVABLE. The accounts receivable of the Company reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Company on the date hereof are good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide transactions, performance of services or other business transactions and are not subject to any defenses, set-offs or counterclaims.

         3.27 IMPROPER AND OTHER PAYMENTS. To the Knowledge of the Sellers, except as set forth on SCHEDULE 3.27 attached hereto, (a) neither any Seller, the Company, any director, officer or employee thereof, nor any agent or representative of the Company nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Governmental Authority, (b) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made, and (c) the internal accounting controls of the Company are adequate to detect any of the foregoing under current circumstances.

         3.28 SERVICE CLAIMS. No service liability claim is pending or, to the Knowledge of the Sellers, threatened against the Company or against any other party with respect to the services of the Company. SCHEDULE 3.28 attached hereto lists all service liability claims which have been asserted against the Company or the Sellers (or in respect of which the Company or the Sellers received written notice or are otherwise aware) since March 1, 1995 with respect to the services of the Company.

         3.29 RELATIONS WITH THIRD PARTIES. The Company maintains good relations with all customers and other parties with whom the Company has significant relations, and no such party has canceled, terminated or made any threat to either the Shareholders or the Company to cancel or otherwise terminate its relationship with the Company or to materially decrease its usage of the services of the Company.

         3.30 NO BROKERS OR FINDERS. No Person has or will have any right, interest or claim against the Buyer for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

         3.31 INCORPORATION OF REPRESENTATIONS SET FORTH IN COLLATERAL AGREEMENTS. Each of the statements, representations and warranties of the Sellers contained in the Collateral

Agreements is hereby incorporated by reference as completely as if set out in full herein and, accordingly, for all purposes hereunder, are and shall be deemed to be made jointly and severally by the Sellers as if repeated verbatim herein.

         3.32 FULL DISCLOSURE. The information furnished by the Sellers to Buyer pursuant to this Agreement (including, without limitation, information contained in the exhibits hereto, the schedules identified herein, the documents referred to in such schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Sellers at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer makes the following representations and warranties to the Sellers, each of which shall be deemed a material inducement for the Sellers to enter into this Agreement (and the Sellers, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

         4.1 CORPORATE EXISTENCE AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and neither the character of Buyer's assets nor the nature of Buyer's business requires Buyer to be qualified to do business as a foreign corporation in any jurisdiction.

         4.2 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by Buyer and Buyer has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by Buyer in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby are duly and validly authorized and approved by all corporate action necessary on behalf of Buyer. This Agreement and each Collateral Agreement to which Buyer is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.3 NO BROKERS OR FINDERS. No Person has or will have any right, interest or claim against the Sellers for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

         4.4 NO PROCEEDINGS. No suit, action or other proceeding is pending or threatened before any Governmental Authority seeking to restrain Buyer or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against Buyer or any of its assets or properties as a result of the consummation of this Agreement.

         4.5 NO VIOLATION. The execution, delivery and performance by the Buyer of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Buyer, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the articles of incorporation, by-laws or any other organizational document of the Buyer.

         4.6 INCORPORATION OF REPRESENTATIONS SET FORTH IN COLLATERAL AGREEMENTS. Each of the statements, representations and warranties of Buyer contained in the Collateral Agreements is hereby incorporated by reference as completely as if set out in full herein and, accordingly, for all purposes hereunder, are and shall be deemed to be made by the Buyer as if repeated verbatim herein.


                    ARTICLE V - OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         5.1 BUYER'S ACCESS TO INFORMATION. The Company and the Shareholders shall permit Buyer and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, data, employees, counsel, accountants and other representatives at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company.

         5.2 COMPANY'S CONDUCT OF BUSINESS AND OPERATIONS. The Company shall (a) not make any payment of funds or any distribution to any Person, except in the normal course of business and in accordance with past practices, (b) enter into any Contract affecting the Company without Buyer's written approval, (c) comply with all applicable Legal Requirements and (d) use its best efforts to preserve the present relationships of the Company with its customers, agents, employees and vendors.

         5.3 GENERAL RESTRICTIONS. Except as otherwise expressly permitted in this Agreement, without the prior written consent of Buyer, the Company shall not:

                  (i) merge into or with or consolidate with, any other corporation or acquire the business or assets of any person;

                  (ii) amend its articles of incorporation or bylaws;

                  (iii) issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertability rights, other rights, warrants, calls or agreements relating to its securities;

                  (iv) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

                  (v) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any assets;

                  (vi) maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

                  (vii) engage in any one or more activities or transactions outside the ordinary course of business including, but not limited to, any failure of the Company to pay its creditors on a timely basis consistent with past practices;

                  (viii) enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company contained in this Agreement not being true and correct after the occurrence of such transaction or event;

                  (ix) declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall the Company, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock; or

                  (x) commit to do any of the foregoing.

         5.4 NOTICE REGARDING CHANGES. The Sellers shall promptly inform Buyer in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Sellers inaccurate or misleading in any material respect. The Buyer shall promptly inform the Sellers in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading in any material respect.

         5.5 ENSURE CONDITIONS MET. Each of the Sellers shall use its best efforts to cause the conditions to Buyer's obligations at Closing to be satisfied on or before the Closing

Date. The Shareholders specifically agree to vote their shares of the Company's stock and take such other actions as may be needed to cause the Company to perform its obligations hereunder.

         5.6 CONFIDENTIALITY. Each of the Sellers hereby agrees that he or it shall not at any time either prior to or following the Closing, or at any time if either the Sellers or Buyer fails to close the transactions contemplated herein, directly or indirectly, disseminate, divulge, disclose, use or communicate to or on behalf of any Person any information relating to the transactions contemplated by this Agreement and the Collateral Agreements, or to the Buyer, its shareholders, directors, officers, employees or agents, including, without limitation, any information concerning the Buyer's financial condition, customers, accounts, sources of leads and methods of obtaining new customers or business or the methods generally of doing and operating its business.

         5.7 PUBLIC DISCLOSURE. Prior to the Closing Date, neither Buyer nor the Sellers shall make any public disclosures relating to this Agreement or the transactions contemplated hereby without the written agreement of the other party. The only exception to this provision shall be such disclosure as may be required by statute or law, provided, however, that the form and content (i.e., specific wording) of such disclosure shall be agreed upon mutually, in writing by both Buyer and the Sellers.


                 ARTICLE VI - CONDITIONS TO PARTIES' OBLIGATIONS

         6.1 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to carry out the transactions contemplated by this Agreement are subject, at the option of the Company, to the satisfaction, or waiver by the Company, of the following conditions:

                  (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing;

                  (b) As of the Closing Date, no suit, action or other proceeding shall be pending or threatened before any Governmental Authority seeking to prohibit the Closing;

                  (c) The Sellers shall have received all agreements, instruments and other documents required to be delivered to the Sellers pursuant to SECTION 2.3 hereof, subject to the terms of the Escrow Agreement; and

                  (d) No preliminary or permanent injunction or other Order, decree or ruling issued by any Governmental Authority, or any Legal Requirement promulgated or enacted by any Governmental Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

                  (e) Buyer shall have executed Form 8023-A electing to treat the transaction in accordance with Section 338(h)(10) of the Code (the "SECTION 338(H)(10) ELECTION").

         6.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

                  (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and each of the Sellers shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing;

                  (b) The Sellers shall have complied with all covenants and obligations of the Sellers set forth in Article V;

                  (c) As of the Closing Date, no suit, action or other proceeding shall be pending or threatened before any Governmental Authority seeking to prohibit the Closing;

                  (d) Buyer shall have received all agreements, instruments and other documents required to be delivered to Buyer pursuant to Section 2.2 hereof, subject to the terms of the Escrow Agreement;

                  (e) Buyer shall have received written evidence, in form and substance satisfactory to it, of the termination, at or prior to the Closing, of any and all liens that encumber any of the assets of the Company;

                  (f) The satisfaction of Buyer, in its sole and absolute discretion, with Buyer's completed due diligence investigation in connection with the transactions contemplated by this Agreement; and

                  (g) No preliminary or permanent injunction or other Order, decree or ruling issued by any Governmental Authority, or any Legal Requirement promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.



                     ARTICLE VII - POST-CLOSING OBLIGATIONS

         7.1 AGREEMENT TO DEFEND. In the event any action, suit, proceeding or investigation of the nature specified in SECTION 6.1(D) or SECTION 6.2(G) is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

         7.2 NO TERMINATION OF SELLERS' OBLIGATIONS BY SUBSEQUENT INCAPACITY, ETC. Each Seller specifically agrees that the obligations of such Seller hereunder, including, without limitation, obligations pursuant to ARTICLE VIII shall not be terminated by the dissolution or termination of any Seller, but rather shall be binding on all successors and assigns.

         7.3 DELIVERIES AFTER CLOSING. From time to time after the Closing, at the Buyer's request and without expense to the Company and without further consideration from the Buyer or the Company, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Buyer reasonably may require to convey, transfer to and vest in the Buyer and to put the Buyer in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder, including, without limitation, any action to be taken pursuant to the terms and conditions of the Escrow Agreement.

         7.4 NON-DISPARAGEMENT. Each party hereby agrees to refrain from disparaging, or otherwise making a derogatory or negative statement against or about any other party or the Company, or aiding or encouraging any other person to make any derogatory or negative comment against or about any other party or the Company. In the event of any breach of this Section 7.4, the injured party shall be entitled to an injunction restraining the breaching party from the prohibited conduct. Nothing herein shall be construed as prohibiting the injured party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from the breaching party.

         7.5 PUBLIC DISCLOSURE. Neither the Buyer and nor the Sellers shall make any public disclosures relating to this Agreement or the transactions contemplated hereby without first providing the other party with an opportunity to review and approve such disclosure, except to the extent any disclosure is required by law or any stock exchange regulation, in which case any such required disclosure shall be made only after consultation with the other party.

         7.6 FURTHER ASSURANCES. If at any time after the Closing Date the Buyer shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable, advisable or proper to vest, perfect or confirm, of record or otherwise, in the Buyer, the title to any property or rights of Sellers acquired or to be acquired by reason of, or as a result of, the transactions contemplated by this Agreement, the Sellers hereby agree to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Company and otherwise to carry out and fulfill the purpose and intent of this Agreement and the other agreements contemplated hereby.

         7.7      TAXES.

                  (a) The Company shall have two (2) taxable periods for the year of the Company that begins on January 1, 1996 and ends on December 31, 1996. The first taxable period shall begin on January 1, 1996 and shall end on the day prior to the Escrow Termination Date (the "FIRST PERIOD"). The second taxable period shall begin on the Escrow Termination Date and shall end on December 31, 1996 (the "SECOND PERIOD").

                  (b) The Company shall be included in the consolidated federal corporate income tax return filed by Northcorp for the First Period, and Northcorp shall be responsible for making all required payments associated with such return. Northcorp shall be responsible for the payment of all Taxes of the Company incurred during the First Period that are to be paid or reported on a consolidated basis, and for the filing of all returns related to such Taxes. The parties shall cooperate to ensure that all payments be made to satisfy all intercompany liabilities, with respect to Taxes, as of the Escrow Termination Date between the Company and all other members of Northcorp's Affiliated group, so that the Company will have paid, as of the Escrow Termination Date, all Taxes attributable to its operations to that date, and no Taxes attributable to any other member of Northcorp's Affiliated Group. The Company shall be responsible for the payment of all Taxes attributable to its operations, incurred during the period beginning on the Closing Date and ending on the day prior to the Escrow Termination Date, for which returns are not filed on a consolidated basis, and for the filing all returns related to such Taxes.

                  (c) In the event that the Shares are delivered to Buyer upon the termination of the escrow under the Escrow Agreement:

                  (i) the Company shall be responsible for the payment of all Taxes of the Company incurred during the Second Period, and thereafter, and for the filing of all returns related to such Taxes. For purposes of calculating the Taxes owed by the Company for the Second Period, all items of income, expense, deduction and allowance that are calculated on an annual basis shall be apportioned between the First Period and Second Period on a daily basis by allocating an equal portion of each such item to each day during the year; and

                  (ii) Buyer shall indemnify and hold Northcorp harmless against any and all Taxes, interest and penalties due by the Company (or any Affiliated Group of which the Company becomes a member after the Escrow Termination
                           Date) for any taxable year or
                           period beginning on or after the Escrow Termination Date, and Buyer shall be entitled to all refunds with respect to such Taxes.

                  (d) In the event that the Shares are delivered to the Sellers upon the termination of the escrow under the Escrow Agreement, Northcorp shall determine whether the Company shall be responsible for the payment and reporting of all Taxes attributable to its operations, or whether Northcorp shall be responsible for the payment and reporting of such Taxes on a consolidated basis.

                  (e) In all events, Buyer shall recognize and report any income that was distributed to Buyer by the Company pursuant to the Operating Agreement (a Collateral Agreement).

                  (f) Notwithstanding anything to the contrary contained herein, and without limiting Northcorp's other obligations hereunder, Northcorp shall indemnify and hold Buyer harmless against the following Taxes of Northcorp's Affiliated Group (including all interest and penalties with respect thereto), regardless of the taxable period in which such Taxes were incurred, and Northcorp shall be entitled to all refunds with respect to such Taxes:

                           (i) Taxes attributable to the Section 338(h)(10) Election;

                           (ii)     Taxes attributable to intercompany
                                    transactions recognized or taken into
                                    account by reason of the Closing of this Agreement (including restoration of deferrals) by Northcorp, the Company or any other member of an Affiliated Group that includes the Company, in accordance with the provisions of Section 1502 of the Code, the Treasury Regulations promulgated thereunder or any state and local laws; and

                           (iii) Taxes attributable to adjustments under Sections 481 of the Code (or similar provisions of state or local laws) with respect to any changes of accounting methods that may have taken place prior to the Closing Date.

         7.8 NORTHCORP CORPORATE OPPORTUNITIES. Buyer hereby agrees that for the period beginning on July 31, 1996 and ending on the day prior to the Escrow Termination Date, Buyer shall not enter into the following specific transactions:

                  (a) The development of business relationships with Unger & Associates, Inc., a Texas corporation, specifically with respect to the acquisition of interests in portfolios of student loans; and

                  (b) The development of business relationships with either (i) Cargill Financial Services Corporation, a Delaware corporation, or (ii) Lazard Brothers & Co.

Limited, a corporation established under the laws of the United Kingdom, specifically with respect to the acquisition of tax certificates.

Prior to the Escrow Termination Date, there shall be no restrictions on Buyer, other than the restrictions set forth in this Section 7.8, with respect to (i) business relationships or (ii) the pursuit of any business opportunities, and the Sellers agree not to commence any action which would preclude Buyer from engaging in any activity not specifically set forth in this Section 7.8. From and after the Escrow Termination Date, Buyer shall not be restricted in any way with respect to any business activities and Buyer shall not be subject to any Claims by the Sellers related thereto.

                                  ARTICLE VIII

                       SURVIVAL OF TERMS; INDEMNIFICATION
                       ----------------------------------

         8.1 SURVIVAL. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this ARTICLE VIII, which shall survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (b) all other representations and warranties, and the agreements of the Sellers and the Buyer to indemnify each other set forth in this ARTICLE VIII, shall survive and continue until, and all Claims with respect thereto shall be made prior to the end of, the second (2nd) anniversary of the Closing Date, except for representations, warranties and indemnities for which an indemnification Claim shall be pending as of the end of the second (2nd) anniversary of the Closing Date, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof, provided, however, (a) the tax indemnification agreements provided in SECTION 8.2 shall survive and continue until 60 days following the expiration of the applicable statute of limitations; and (b) the representations and warranties with respect to title to the Shares in SECTION 3.5, the title to the assets of the Company in
SECTION 3.19, and any undisclosed liabilities of the Company in SECTIONS 3.10 shall continue and survive without limitation.

         8.2 INDEMNIFICATION BY THE SELLERS. Subject to this ARTICLE VIII, the Buyer and its officers, directors, employees, shareholders, partners, representatives and agents shall be indemnified and held harmless, on an after-tax basis, by the Sellers, jointly and severally, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, claim, demand, action or cause of action, assessment, tax, cost or expense (including, without limitation, all interest, penalties and fees and expenses of counsel) resulting from, or in respect of, any of the following:

                  (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Sellers under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Sellers or the Company hereunder;

                  (b) Any and all liabilities of the Company of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent not reflected and reserved against in the Financial Statements or not otherwise adequately disclosed in this Agreement or the schedules or exhibits thereto, including, without limitation all tax liabilities of the Company, together with any interest or penalties thereon or related thereto, through the Closing Date and any tax liability of the Company arising in connection with the transactions contemplated hereby. Any Taxes, penalties or interest attributable to the operations of the Company payable as a result of an audit of any tax return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable;

                  (c) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with any Claim incident to any of the foregoing.

                  (d) All other Claims of the Buyer shall be resolved in accordance with SECTION 8.4.

         8.3 INDEMNIFICATION BY THE BUYER. Subject to this ARTICLE VIII, the Sellers and their successors, assigns, representatives and agents shall be indemnified and held harmless, on an after-tax basis, by the Buyer, at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, claim, demand, action or cause of action, assessment, tax, cost or expense (including, without limitation, all interest, penalties and fees and expenses of counsel) resulting from, or in respect of, any misrepresentation, breach of war ranty, or non-fulfillment of any obligation on the part of the Buyer under this Agreement, any document relating thereto or contained in any schedule or exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Buyer hereunder.

         8.4 THIRD-PARTY CLAIMS. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party or parties seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any (a) Tax audit or proceeding for the assessment of tax by any taxing authority or any other proceeding likely to result in the imposition of a tax liability or obligation or (b) any action or the assertion (whether by legal process or otherwise) of any Claim, liability or obligation by an indemnitee against which Claim, liability or obligation the other party or parties to this Agreement (hereinafter referred to as the "INDEMNITOR") is, or may be, required under this

Agreement to indemnify such indemnitee, the indemnitee will, if a Claim thereon is to be, or may be, made against the indemnitor, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such Claim, process and all legal pleadings. The failure of indemnitee to provide prompt notice or delivery as aforesaid shall in no way limit, reduce or derogate the obligations of indemnitor hereunder. The indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnitee, and payment of all fees and expenses in connection with such action, unless (w) such action may result in injunctions or other equitable remedies in respect of the indemnitee or its business; (x) such action may result in liabilities which, taken with other then existing Claims under this ARTICLE VIII, would not be fully indemnified hereunder; (y) such action may have an adverse impact on the business or financial condition of the indemnitee after the Closing Date (including, without limitation, an effect on the tax liabilities, earnings or ongoing business relationships of the indemnitee); or
(z) there are defenses available to the indemnitee which are in conflict with those available to the indemnitor. The indemnitor and the indemnitee shall cooperate in the defense of such Claims. In the case that the indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the indemnitee shall make available to the indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner.

                  Prior to paying or settling any Claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree holding the indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the indemnitor. The indemnitor shall not be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnitor and the indemnitee shall have requested the indemnitor to reimburse it for such fees and expenses of counsel as incurred, the indemnitor agrees that it shall be liable for any settlement of any action effected without its written consent if (A) such settlement is entered into more than twenty business days after the receipt of the aforesaid request and (B) the indemnitor shall have failed to reimburse the indemnitee in accordance with such request for reimbursement prior to the date of settlement. The indemnitor shall not, without the prior written consent of the indemnitee, effect any settlement of any pending or threatened proceeding in respect of which the indemnitee is or could have been a party and indemnity could have been sought hereunder by the indemnitee, unless such settlement includes an unconditional release of the indemnitee from all liability or claims that are the subject of such proceeding.

                   An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or Claim, (b) the indemnitor shall not have employed, or is prohibited under this SECTION 8.4 from employing, counsel in the defense of such action or Claim, or (c) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.


                            ARTICLE IX - DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Article IX or elsewhere in this Agreement.

         9.1 AFFILIATE. The term "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 20% of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         9.2 AFFILIATED GROUP. The term "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504.

         9.3 CERCLA. The term "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         9.4 CLAIM. The term "Claim" means any action, claim, obligation, liability, expense, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

         9.5 COLLATERAL AGREEMENTS. The term "Collateral Agreements" shall mean the Escrow Agreement, the Releases, the Management Agreement and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         9.6 CONTRACTS. The term "Contracts", when described as being those of or applicable to any Person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such Person is a party or to which or by which such Person or the property of such Person is subject or bound, excluding any Permits.

         9.7 DAMAGES. The term "Damages" shall mean any and all claims, liabilities, judgments, losses, costs, penalties, damages and expenses (including attorneys' fees and related costs, whether or not litigation is instituted) of any nature or kind whatsoever.

         9.8 ENVIRONMENTAL LAW. The term "Environmental Law" means any Legal Requirement, Order or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state, local, foreign or other Legal Requirements, including common-law requirements.

         9.9 ENVIRONMENTAL PERMIT. The term "Environmental Permit" shall mean permits, certificates, approvals, licenses, orders and other authorizations relating to or required by any Environmental Law and necessary or desirable for the Corporation's business.

         9.10 FINANCIAL STATEMENTS. The term "Financial Statements" shall mean any or all of the financial statements of the Company, including balance sheets and related statements of income and statements of changes in financial position and the accompanying notes thereto.

         9.11 GAAP. The term "GAAP" means generally accepted accounting principles, applied on a consistent basis with the Financial Statements, as in existence at the date hereof.

         9.12 GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to states, provinces, municipalities, courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         9.13 KNOWLEDGE OF THE SELLERS. The term "Knowledge of the Sellers" shall mean the actual knowledge of any of the members, directors, managers or executive officers of each Seller (including but not limited to the following individuals: Ronald E. Roark, Louis J. Castelli, Stephen W. Brown, Richard Brock, and Grace Jenkins, and excluding Bradley S. Weiss) with respect to the matter in question, and such knowledge as any of such persons reasonably should have obtained as result of their position as shareholders, members, directors, managers or executive officers of a Seller.

         9.14 LEGAL REQUIREMENTS. The term "Legal Requirements", when described as being applicable to any Person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or properties.

         9.15 LIEN. The term "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction or interest of another Person of any kind or nature.

         9.16 MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" means any circum stances, state of facts or matters which has, or might reasonably be expected to have, a material adverse effect in respect of the Company's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

         9.17 MATERIAL ADVERSE CHANGE. The term "Material Adverse Change" means any developments or changes which would have a Material Adverse Effect.

         9.18 ORDER. The term "Order" means any decree, judgment, award, order, consent decree, settlement agreement, injunction, rule, or consent of or by an Authority.

         9.19 PERMITS. The term "Permits" shall mean any and all permits, licenses, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

         9.20 PERSON. The term "Person" shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint-stock company, joint venture, trust or government, or any entity or political subdivision of any government.

         9.21 PROPRIETARY RIGHTS. The term "Proprietary Rights" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights.

         9.22 TAXES. The term "Taxes" shall mean all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, including without limitation, income, excise, property, sales, transfer, attributable to or imposed on or with respect to any such assessment.

                            ARTICLE X - MISCELLANEOUS

         10.1 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

         10.2 NOTICES. Any notice, demand, request, instruction, correspondence or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally, by courier service such as Federal Express, or by other messenger or by U.S. registered or certified mail (postage prepaid and return receipt requested), as follows:


         BUYER:                        CSW Acquisition Corp.
                                       1001 South Bayshore Drive
                                       Suite 1200
                                       Miami, Florida 33131
                                       Attention: Bradley S. Weiss

                                       WITH A COPY TO:

                                       Greenberg, Traurig, Hoffman, Lipoff,
                                       Rosen & Quentel, P.A.
                                       1221 Brickell Avenue
                                       Miami, Florida  33131
                                       Attention:  Marshall R. Pasternack, Esq.

         SELLERS:                      Crown Northcorp, Inc.
                                       1251 Dublin Road
                                       Columbus, Ohio 43215
                                       Attention: Ronald E. Roark

                                       Tucker Holding Company, Ltd.
                                       1251 Dublin Road
                                       Columbus, Ohio 43215
                                       Attention: Ronald E. Roark

         COMPANY:                      CSW Associates, Inc.
                                       1001 South Bayshore Drive, Suite 1200
                                       Miami, Florida 33131
                                       Attention: Bradley S. Weiss

Each of the above addresses may be changed by providing appropriate notice in conformity with the provisions hereof.

         10.3 GOVERNING LAW. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida. THE PARTIES TO THIS AGREEMENT (I) SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF FLORIDA FOR PURPOSES OF ANY ACTION OR PROCEEDING HEREUNDER, (II) AGREE THAT THE VENUE OF ANY SUCH ACTION OR PROCEEDING MAY BE LAID IN DADE COUNTY, FLORIDA AND (III) WAIVE ANY CLAIM THAT THE SAME IS AN INCONVENIENT FORUM.

         10.4 ENFORCEABILITY. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.5 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer shall have the right to assign all of its rights, benefits and obligations under this Agreement to any entity. The Sellers shall have no right to assign or delegate any rights, benefits or obligations under this Agreement by operation of law or otherwise, without the prior written consent of Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         10.6 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 EXHIBITS AND SCHEDULES. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another schedule, and (ii) Buyer could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         10.8 REFERENCES. Whenever required by the context, the singular number of any term used in this Agreement shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the Person may require.

         10.9 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (ataxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         10.10 INJUNCTIVE RELIEF. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         10.11 DEALINGS IN GOOD FAITH; BEST EFFORTS. Each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all further steps as are necessary to implement the provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

         10.12 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                          "BUYER":

                          CSW ACQUISITION CORP., a Florida corporation


                          By: /s/ Bradley S. Weiss
                             -----------------------------------------------
                             Bradley S. Weiss, President

                          "SELLERS":

                          CROWN NORTHCORP, INC.


                          By: /s/ Ronald E. Roark
                             -----------------------------------------------
                             Ronald E. Roark, Chairman and C.O.E


                          TUCKER HOLDING COMPANY, LTD.


                          By: /s/ Ronald E. Roark
                             -----------------------------------------------
                             Ronald E. Roark, Manager

                          "THE COMPANY":

                          CSW ASSOCIATES, INC.


                          By: /s/ Ronald E. Roark
                             -----------------------------------------------
                          Name: Ronald E. Roark
                               ---------------------------------------------
                          Title: Vice President
                               ---------------------------------------------


                          "WEISS," as a party to this
                          Agreement solely for purposes of
                          Sections 1.2, 2.2, 2.3, 2.4, 7.4,
                          and 9.13:


                          /s/ Bradley S. Weiss
                          -----------------------------------------------
                          BRADLEY S. WEISS

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

                  Schedule 3.2      -      Subsidiaries

                  Schedule 3.4      -      Capital Stock

                  Schedule 3.8      -      Defaults and Consents

                  Schedule 3.10     -      Undisclosed Liabilities

                  Schedule 3.11     -      Employees

                  Schedule 3.15     -      Litigation/Default

                  Schedule 3.16     -      Tax Matters

                  Schedule 3.17     -      Contracts and Commitments

                  Schedule 3.19     -      Real Property

                  Schedule 3.20     -      ERISA Plans

                  Schedule 3.21     -      Intellectual Property

                  Schedule 3.22     -      Environmental Matters

                  Schedule 3.23     -      Dealings with Affiliates

                  Schedule 3.24     -      Banking

                  Schedule 3.25     -      Insurance

                  Schedule 3.28     -      Service Claims



                  Exhibit A         -      Officer's Certificate

                  Exhibit B         -      Secretary's Certificate

                  Exhibit C         -      Escrow Agreement

                  Exhibit D         -      Articles of Incorporation & Bylaws

                  Exhibit E         -      Operating Agreement

                                  SCHEDULE 3.2

                                  SUBSIDIARIES

         The Company owns 52% of the common stock of both Choice Hotel Venezuela, C.A. and CHV Corporation, A.V.V.

                                  SCHEDULE 3.4

                                  CAPITAL STOCK

         The Company has authority to issue one thousand (1,000) shares of common stock, par value $.01 per share. One hundred (100) shares of common stock are issued and outstanding, the ownership of which is as follows:


                           STOCKHOLDER                         SHARES
                           -----------                         ------

                  Crown NorthCorp, Inc.                        80

                  Tucker Holding Company, Ltd.                 20

                                  SCHEDULE 3.8

                              DEFAULTS AND CONSENTS

         The Federal Deposit Insurance Corporation, both for itself and in its capacity as the successor in interest to the Resolution Trust Corporation, must consent to the change in control of the Company with respect to the following contracts:

         RTC Atlanta Contract No. ###-##-####

         FDIC RALA 92-03022-N-KF

         The Company, as the tenant, and Brickell Bay Tower Ltd, Inc., as the landlord, are parties to a certain office lease dated August 23, 1995. Pursuant to Article 14 of that lease, the change of control of the Company is a deemed assignment of that lease to which the landlord has a right to consent. Buyer acknowledges this provision and agrees to assume all loss, cost and expense arising out of any attempt by the landlord to enforce any rights it may have arising out of this provision.

                                  SCHEDULE 3.10

                             UNDISCLOSED LIABILITIES

The law firm of F. Briceno & Asociados, Caracas, Venezuela, has an outstanding bill to the Company of USD 43,000 for legal services, for which Buyer assumes responsibility.

Any liabilities arising out of the termination of RTC Contract No. KCO-90-0502 are the responsibility of Buyer.

                                  SCHEDULE 3.11

                                    EMPLOYEES

A listing of employees of the Company is attached.

To the Knowledge of the Sellers, Sidney Kaplan has a pending unemployment compensation claim.

                              CROWN // NORTHCORP
                     EMPLOYEE LISTING OF AS JULY 25,1996


EMPLOYEE NAME                           LOCATION                SOC. SEC #
- -------------                           --------                ----------
ARNOLD, ROBERT S.                       MIAMI                   ###-##-####
BERGMANN, IRENE R.                      MIAMI                   ###-##-####
BOUTTE-NELLICLIFF, DEBBIE               MIAMI                   ###-##-####
BUTERA, JULIE L.                        MIAMI                   ###-##-####
CARDONNE, JESUS                         MIAMI                   ###-##-####
CHEUNG, LILY                            MIAMI                   ###-##-####
CRAIG, ED                               MIAMI                   ###-##-####
DIEGUEZ, CARMEN JANETTE                 MIAMI                   ###-##-####
HEDGES, SHIRLEY L.                      MIAMI                   ###-##-####
HERNANDEZ, JON PAUL                     MIAMI                   ###-##-####
HERNANDEZ, PAULA                        MIAMI                   ###-##-####
HURST, THERESA C.                       MIAMI                   ###-##-####
LA ROZ, CARINA                          MIAMI                   ###-##-####
LACALLE, MARGARET                       MIAMI                   ###-##-####
LAUER, LISA L.                          MIAMI                   ###-##-####
LOPEZ, KARLENE A.                       MIAMI                   ###-##-####
MACIAS, RUBEN D.                        MIAMI                   ###-##-####
MARTINEZ, GLADELMIS                     MIAMI                   ###-##-####
MARIN, MARIA M.                         MIAMI                   ###-##-####
MORABITO, MICHAEL                       MIAMI                   ###-##-####
MORALES, GREETHEN                       MIAMI                   ###-##-####
MULET, MELISSA                          MIAMI                   ###-##-####
RAMOS, GRACE A.                         MIAMI                   ###-##-####
REY, FRANCISCO G.                       MIAMI                   ###-##-####
RIVERA, NANETTE                         MIAMI                   ###-##-####
RODRIGUEZ, GUILLERMO                    MIAMI                   ###-##-####
RODRIGUEZ, MIRIAM                       MIAMI                   ###-##-####
SANCHEZ, SANDRA M.                      MIAMI                   ###-##-####
SEBRO, DOUGLAS A.                       MIAMI                   ###-##-####
STEWART, ANNE                           MIAMI                   ###-##-####
TESSIER, CYNTHIA                        MIAMI                   ###-##-####
VAN VILET, MATTHEW G.                   MIAMI                   ###-##-####
VELASCO, OLGA BUSTO                     MIAMI                   ###-##-####
WEISS, BRADLEY S.                       MIAMI                   ###-##-####


                                  SCHEDULE 3.15

                               LITIGATION/DEFAULT

PENDING LITIGATION
- ------------------

         Bodner v. CSW Associates, Inc.

                                  SCHEDULE 3.16

                                   TAX MATTERS


None

                                  SCHEDULE 3.17

                            CONTRACTS AND COMMITMENTS


                  DESCRIPTION                        TERM                       MONTHLY COST
                  -----------                        ----                       ------------
Pitney Bowes - Mail and postage
         machines, scales                            12/95-12/98                $407.14

Mita-Model 6090 photocopier                          12/95-12/98                $859.00

Mita-Model 8090 photocopies                          12/95-12/98                $859.00

                                  SCHEDULE 3.19

                                  REAL PROPERTY

None

                                  SCHEDULE 3.20

                                   ERISA PLANS

EMPLOYEE PENSION BENEFIT PLAN
- -----------------------------

Crown presently maintains a 401(k) plan administered by T. Rowe Price in which employees of the Company are eligible to participate. Following the Closing Date, employees of the Company (or Buyer) will no longer be eligible to participate in this plan. Crown will establish August 31, 1996 as the termination date for affected persons in the plan. After that date, affected persons will receive distributions or be entitled to make rollover payments pursuant to the terms and conditions of the plan.

EMPLOYEE WELFARE BENEFIT PLANS
- ------------------------------

Crown presently maintains the following plans for the benefit of its employees, including employees of the Company:

         PLAN                               PROVIDER                   STATUS FOLLOWING CLOSING
         ----                               --------                   ------------------------
Health                                      Humana                     Buyer will assume and continue
                                                                          coverage
Section 125                                 Avalon Benefits            Coverage will terminate
Life insurance                              Erie                       Coverage will terminate
Dental                                      American Prepaid           Coverage will terminate
                                               Dental
Long- and short-term
 disability                                 Paul Revere Life           Coverage will terminate

As to the coverages which will terminate, coverage for Company employees has been maintained through separate billings. This may facilitate Buyer's efforts in transferring these coverages.

                                  SCHEDULE 3.21

                              INTELLECTUAL PROPERTY

         The Company presently utilizes certain computer software programs or systems under multi-user licenses granted to Crown. Crown does not have the right to assign these licenses to the Company as an unaffiliated entity. Following the Escrow Termination Date, the Company will need to make independent arrangements to continue to use this software. The affected software licenses are:

         1. Software provided by LAN Escort to operate the LAN at the Company's office.

         2. The Company presently operates on its LAN certain commercial software packages governed by so-called "shrink-wrap" licenses such as, for example, WordPerfect and Lotus. The Company may not be able to obtain upgrades or maintenance on these software packages without making independent arrangements with the software vendor.

                                  SCHEDULE 3.22

                              ENVIRONMENTAL MATTERS

None

                                  SCHEDULE 3.23

                            DEALINGS WITH AFFILIATES

         At Closing, the Company will have no transactions or arrangements with Affiliates except to the extent described in the Collateral Agreements.

                                  SCHEDULE 3.24

                                     BANKING

The Company presently maintains the following bank accounts:

                  BANK                               ACCOUNT NUMBER                     PURPOSE
                  ----                               --------------                     -------
         The Huntington National Bank                01891063514                        Payroll

         Barnett Bank                                1596062736                         Operations

         Nations Bank                                003 702 7770                       Receipts

The parties will arrange for cutoff balances for these accounts as of the Closing Date.

The Company maintains no safe deposit boxes.

                                  SCHEDULE 3.25

                                    INSURANCE

         Crown presently maintains various corporate insurance coverages for and on behalf of the Company. A summary of those coverages is attached.

                          CSW CURRENT INSURANCE COSTS
                     FIGURES ARE APPROXIMATE - WITHIN 5%.
- --------------------------------------------------------------------------------

Property-                                                       $700.00
Contents                      $207,000
Extra Expense                 $50,000

Valuable Papers & Records     $1,000,000                        $1,000.00

Liability                     $1,000,000/$2,000,000             $951.00

Worker Comp.
  Statutory Coverage A                                          $13,203.00
  500/500/500 Coverage B

EDP                           Various                           $125.00

Umbrella                      $10,000,000                       $1,000.00

E & O                         $5,000,000                        $28,125.00
                                                            (2,500,000 x 11.25)

Fidelity                      $6,500,000                        $4,000.00
                                                                ---------

TOTAL:                                                          $49,104.00


                                  SCHEDULE 3.28

                                 SERVICE CLAIMS

None

                                    EXHIBIT A

                              OFFICER'S CERTIFICATE
                              ---------------------

                                    EXHIBIT A

                              OFFICER'S CERTIFICATE

         The undersigned, being the duly elected and appointed Vice President of CSW Associates, Inc., a Delaware corporation (the "Corporation"), hereby makes the following certification on behalf of the Corporation:

         The undersigned hereby certifies as follows:

                  1. All of the conditions set forth in Article V of the Stock Purchase Agreement by and among CSW Acquisition Corp. ("Buyer"), the Corporation, Crown NorthCorp, Inc., Tucker Holding Company, Ltd. and Bradley S. Weiss ("Weiss") dated as of July 31, 1996 (the "Purchase Agreement") have been satisfied as of the date hereof.

                  2. The Corporation acknowledges that Buyer and Weiss will be relying on this Certificate in connection with the Closing (as defined in the Purchase Agreement).

         IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Corporation as of the date and year written below.

                                CSW ASSOCIATES, INC., a Delaware corporation



                                By: __________________________________________
                                         Louis J. Castelli, Vice President



_____________________, 1996

                                    EXHIBIT B

                           SECRETARIES' CERTIFICATE



Attachment No. 1     Crown NorthCorp., Inc.

Attachment No. 2     Tucker Holding Company, Ltd.

                              CROWN NORTHCORP, INC.

                      CERTIFICATION OF A RESOLUTION OF THE
                      ------------------------------------
                               BOARD OF DIRECTORS
                               ------------------

         I, Stephen W. Brown, hereby certify that I am the duly elected, qualified and acting Secretary of Crown NorthCorp, Inc. (the "Corporation") and that, in accordance with the Bylaws of the Corporation, the following resolutions were adopted by the unanimous written action of the Corporation's board of directors as of July 31, 1996:

         WHEREAS, the Corporation desires to sell to CSW Acquisition Corp. ("Buyer") the eighty (80) shares of common stock the Corporation owns of CSW Associates, Inc. (f.k.a. NorthCorp Newco, Inc.),

         NOW THEREFORE BE IT RESOLVED, that the Stock Purchase Agreement dated as of July 31, 1996 between, on the one hand, the Corporation and Tucker Holding Company, Ltd. ("Tucker") as Sellers and, on the other hand, Buyer and Bradley S. Weiss (the "Purchase Agreement"), a copy of which is attached hereto and made a part hereof as Exhibit A, be and is hereby approved.

         FURTHER RESOLVED, that the appropriate officers of the Corporation be and are hereby authorized to execute and deliver the Purchase Agreement, including the Collateral Agreements as defined therein, as well as any other agreements, documents or certifications as may be necessary or appropriate to carry out the purposes and intents of the foregoing resolution.

         FURTHER RESOLVED, that, pursuant to Section 144 of Delaware Corporation Law, this board is aware that Messrs. Roark and Castelli, through Tucker Holding Company, Ltd., are interested parties to the transaction described above and that this board is satisfied that all the material facts as to the transactions have been disclosed to the board, and the board hereby authorizes the transaction.

         I further certify that the foregoing resolution has not been rescinded or amended in any way and remains in full force and effect.

         Executed this         day of August, 1996.
                      ---------


                                ----------------------------
                                Stephen W. Brown

                                Attachment No. 2



                          TUCKER HOLDING COMPANY, LTD.

                           SECRETARY'S CERTIFICATION
                           -------------------------

         I, Louis J. Castelli, hereby certify that I am the duly elected, qualified and acting Secretary of Tucker Holding Company, Ltd. (the "Corporation") and that the Managers of the Corporation took the following action in writing without a meeting on July 31, 1996:

         WHEREAS, Tucker desires to sell to CSW Acquisition Corp. ("Buyer") the twenty (20) shares of common stock Tucker owns of CSW Associates, Inc. (f.k.a. NorthCorp Newco, Inc.),

         NOW THEREFORE BE IT RESOLVED, that the Stock Purchase Agreement dated as of July 31, 1996 between, on the one hand, Crown NorthCorp, Inc. and Tucker as Sellers and, on the other hand, Buyer and Bradley S. Weiss (the "Purchase Agreement"), a copy of which is attached hereto and made a part hereof as Exhibit A, be and is hereby approved.

         FURTHER RESOLVED, that either Mr. Roark or Mr. Castelli be and are hereby authorized to execute and deliver the Purchase Agreement, including the Collateral Agreements as defined therein, as well as any other agreements, documents or certifications as may be necessary or appropriate to carry out the purposes and intents of the foregoing resolution.

         I further certify that the foregoing action has not been rescinded or amended in any way and remains in full force and effect.

         Executed this         day of August, 1996.
                      ---------


                                ----------------------------
                                Louis J. Castelli

                ACTION IN WRITING WITHOUT MEETING BY MANAGERS OF
                         TUCKER HOLDING COMPANY, LTD.
                                JULY 31, 1996


The undersigned, being all of the Managers of Tucker Holding Company, Ltd. ("Tucker"), and being all of the Managers who would be entitled to a notice of the meeting of the Managers, do, with Mr. Weiss abstaining, hereby in writing without meeting adopt the following resolution:

         WHEREAS, Tucker desires to sell to CSW Acquisition Corp. ("Buyer") the twenty (20) shares of common stock Tucker owns of CSW Associates, Inc. (f.k.a. NorthCorp Newco, Inc.),

         NOW THEREFORE BE IT RESOLVED, that the Stock Purchase Agreement dated as of July 31, 1996 between, on the one hand, Crown NorthCorp, Inc. and Tucker as Sellers and, on the other hand, Buyer and Bradley S. Weiss (the "Purchase Agreement"), a copy of which is attached hereto and made a part hereof as Exhibit A, be and is hereby approved.

         FURTHER RESOLVED, that either Mr. Roark or Mr. Castelli be and are hereby authorized to execute and deliver the Purchase Agreement, including the Collateral Agreements as defined therein, as well as any other agreements, documents or certifications as may be necessary or appropriate to carry out the purposes and intents of the foregoing resolution.


- ------------------------------          ------------------------------------
Ronald E. Roark                         Louis J. Castelli



- ------------------------------
Bradley S. Weiss

                                    EXHIBIT C

                                ESCROW AGREEMENT
                                ----------------

                                ESCROW AGREEMENT
                                ----------------


         THIS ESCROW AGREEMENT ("ESCROW AGREEMENT"), dated as of July 31, 1996, is made and entered by and among (i) CSW ACQUISITION CORP., a Florida corporation ("BUYER"), (ii) CROWN NORTHCORP, INC., a Delaware corporation ("NORTHCORP"), and TUCKER HOLDING COMPANY, LTD., an Ohio limited liability company ("TUCKER") (Northcorp and Tucker shall sometimes hereinafter be referred to individually as a "SELLER" or collectively as the "SELLERS"), and (iii) GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL, P.A., as Escrow Agent (the "ESCROW AGENT").

                              W I T N E S S E T H:


         WHEREAS, the Sellers are all of the shareholders of CSW Associates, Inc. (the "COMPANY");

         WHEREAS, the Buyer and the Sellers are parties to that certain Stock Purchase Agreement dated effective as of July 31, 1996 (the "STOCK PURCHASE AGREEMENT") pursuant to which the Buyer has agreed to purchase from the Sellers and the Sellers have agreed to sell to the Buyer, One Hundred (100) shares of common stock of the Company (the "SHARES"), which constitute all of the issued and outstanding shares of the Company; and

         WHEREAS, the Buyer and the Sellers desire to escrow certain documents related to the Stock Purchase Agreement (the "TRANSACTION DOCUMENTS") set forth in Section A.1. hereof, pending the earlier of (i) Buyer's receipt of the FDIC Consents, as that term is defined below, or (ii) December 16, 1996.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Buyer, Sellers and Escrow Agent agree as follows:



         A.      DELIVERIES TO ESCROW AGENT.
                 ---------------------------
                  1. The Sellers and the Buyer shall cause to be delivered to Escrow Agent the following Transaction Documents via express courier delivery which may include overnight express mail:

         a. Certificate No. 1, dated ___________________, in the name of Northcorp, representing eighty (80) Shares (a "STOCK CERTIFICATE");

         b. A Stock Power executed by Northcorp, transferring the Shares represented by Certificate No. 1 to Buyer (a "STOCK POWER");

         c. Certificate No. 3, dated __________________, in the name of Tucker, representing twenty (20) Shares (a "STOCK CERTIFICATE"); and

         d. A Stock Power executed by Tucker, transferring the Shares represented in Certificate No. 3 to Buyer (a "STOCK POWER").

                  2. Escrow Agent shall acknowledge receipt of the Transaction Documents upon receipt of said Transaction Documents at the offices of Escrow Agent located at 1221 Brickell Avenue, 21st Floor, Miami, Florida 33131. Escrow Agent agrees to hold and distribute the Transaction Documents in accordance with this Escrow Agreement.

                  3. The Transaction Documents shall be held by the Escrow Agent until the earlier to occur of (i) a written request by both Seller and Buyer to distribute the Transaction Documents, or (ii) upon the termination of this Escrow Agreement as specified herein.

         B. TERMINATION OF ESCROW AND DELIVERIES BY ESCROW AGENT. This Escrow Agreement may be terminated at any time by and upon receipt by the Escrow Agent of written notice of termination signed by both Seller and Buyer, or pursuant to Sections B.1. and B.2. hereof. The Escrow Agent may resign at any time upon thirty (30) days' prior written notice to both Buyer and Seller. If a successor Escrow Agent is not appointed within thirty (30) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the Escrow Agent herein shall be fully relieved of all liability under this Escrow Agreement to any and all parties upon the transfer of the Transaction Documents to the successor escrow agent either designated by Buyer and Seller or appointed by the court.

         1. RECEIPT OF FDIC CONSENTS. Upon the receipt by Buyer of all approvals and consents by the Federal Deposit Insurance Corporation, both for itself and in its capacity as the successor in interest to the Resolution Trust Corporation, required for the transfer of the Shares to Buyer (the "FDIC CONSENTS"), Buyer shall notify the Sellers and Escrow Agent of the termination of this Agreement, and Escrow Agent shall deliver the Transaction Documents to Buyer.

             2. AUTOMATIC TERMINATION. If this Agreement has not otherwise been terminated prior to December 16, 1996, on that date, this Agreement shall automatically terminate and Escrow Agent shall deliver the Transaction Documents to Buyer.

         C. NOTICES. Except as otherwise provided herein, all notices and other communications required or permitted to be given hereunder shall be in writing and shall be either delivered personally or mailed by first-class registered or certified mail (mailed notices or communications shall be deemed given when received) or Federal Express overnight mail, postage prepaid at the address set forth below, or to such other address as may be so designed in writing by any party hereto:

         1.       If to CSW Acquisition Corp., to it at:

                           CSW Acquisition Corp.
                           1001 South Bayshore Drive
                           Suite 1200
                           Miami, Florida  33131
                           Attention: Bradley S. Weiss, President

         2.       If to Crown Northcorp, Inc., to it at:

                           Crown Northcorp, Inc.
                           1251 Dublin Road
                           Columbus, Ohio  43215
                           Attention: Ronald E. Roark, President

         3.       If to Tucker Holding Company, Ltd., to it at:

                           Tucker Holding Company, Ltd.
                           1251 Dublin Road
                           Columbus, Ohio  43215
                           Attention: Ronald E. Roark, President

         4.       If to the Escrow Agent, to it at:

                           Greenberg, Traurig, Hoffman,
                           Lipoff, Rosen & Quentel, P.A.
                           1221 Brickell Avenue
                           Miami, Florida  33131

                           Attention:  Marshall R. Pasternack, Esq.
                           Telephone No. (305) 579-0748
                           Telecopy No. (305) 579-0717

A copy of each notice or other communication given to any party hereto shall be sent simultaneously to the other party.

         D.       GENERAL.

                  1. This Escrow Agreement sets forth the entire agreement and understanding of the parties with respect to the escrow of the Transaction Documents provided for herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

                  2. All the terms and conditions of this Escrow Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns, heirs and legal representatives.

                  3. This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term contained in this Escrow Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Escrow Agreement.

                  4. It is understood and agreed by each of the parties hereto that the Escrow Agent shall perform only such duties and obligations as are expressly set forth in this Agreement and that the Escrow Agent shall not have any implied duties or obligations under this Agreement. The obligations of the Escrow Agent shall be to store the Transaction Documents in the same manner which Escrow Agent normally keeps transactions records in its offices. The Escrow Agent shall not be liable for any actions taken by the Escrow Agent in good faith pursuant to this Escrow Agreement, but only for its gross negligence or willful misconduct.

                  5. The Sellers and Buyer shall indemnify and hold the Escrow Agent harmless from and against any loss, liability, claim, action, suit or damage whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) that may be incurred by or threatened against the Escrow Agent in its capacity as escrow agent hereunder, except for the Escrow Agent's gross negligence or willful misconduct. If there is any dispute between the parties as to the disposition of all or any portion of the Transaction Documents held by the Escrow Agent hereunder, then the Escrow Agent, in its sole discretion, is authorized to interplead such Transaction Documents with any court of competent jurisdiction and thereby be released from all responsibility hereunder with respect to the documents so delivered to the court.

                  6. The Escrow Agent may: (i) act in reliance upon any document or instrument delivered to it, and any signature contained in any such document or instrument, which the Escrow Agent, in good faith, believes to be genuine,
(ii) assume the validity and accuracy of any statement or assertion contained in any document or instrument delivered to it, and (iii) assume that any person purporting to give any notice of instruction in connection with this Agreement has been duly authorized to do so. The Escrow Agent shall not be responsible in any manner for the sufficiency, adequacy or legal propriety of any certificate, document or instrument delivered to it or held by it in escrow pursuant to this Agreement.

                  7. The Escrow Agent shall not be deemed to have any knowledge of the contents of any written notice, document or instrument, and no such written notice, document or instrument shall be deemed to have been duly given to the Escrow Agent, unless and until the Escrow Agent shall have actually received such written notice, document or instrument.

                  8. The parties recognize that Escrow Agent has represented Buyer in the past and has been involved in the process resulting in the Transaction Documents. The parties agree that Escrow Agent may continue to represent Buyer in connection with any matter whatsoever, including, without limitation, any dispute or litigation concerning this Escrow Agreement.

                  9. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument. An executed counterpart of this Escrow Agreement transmitted by telecopy shall be effective upon receipt of the telecopy as an original counterpart.

                  10. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to that State's rule regarding choice of law. Venue for any cause of action arising in connection with this Escrow Agreement shall be in Dade County, Florida.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                          CSW ACQUISITION CORP., a Florida
                          corporation


                          By:
                             --------------------------------------------
                                 Bradley S. Weiss, President


                          CROWN NORTHCORP, INC., a Delaware
                          corporation


                          By:
                             --------------------------------------------
                          Name:
                             --------------------------------------------
                          Title:
                             --------------------------------------------

                          TUCKER HOLDING COMPANY, LTD., an
                          Ohio limited liability company


                          By:
                             --------------------------------------------
                          Name:
                             --------------------------------------------
                          Title:
                             --------------------------------------------


                          GREENBERG, TRAURIG, HOFFMAN,
                          LIPOFF, ROSEN & QUENTEL, P.A.


                          By:
                             --------------------------------------------
                                 Marshall R. Pasternack, a Shareholder
                                 of the Firm

                                    EXHIBIT D

                      ARTICLES OF INCORPORATION AND BYLAWS
                      ------------------------------------

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             NORTHCORP NEWCO, INC.

                Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

        NorthCorp Newco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        (a) The name of the Corporation is NorthCorp Newco, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 1, 1995.

        (b) This Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, as heretofore amended, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        (c) The text of the Certificate of Incorporation, as heretofore amended, is hereby restated, integrated, and further amended to read in its entirety as follows:

        FIRST:     The name of the corporation is CSW Associates, Inc. (the
"Corporation").

        SECOND:    The address of the Corporation's registered office in the
State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

        THIRD:     The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    (a) The total number of shares of stock which the
Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share.

                   (b) Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by stockholders.

                   (c) The authorized number of shares of Common Stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors.

        FIFTH:     The business and affiars of the Corporation shall be
conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be not less than one (1) nor more than nine (9), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors.

        SIXTH:     To the fullest extent permitted by applicable law as it
presently exists or may hereafter be amended, the Corporation shall indemnify any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person, and the corporation shall advance expenses (including attorney's fees) to such person. Nothwithstanding the foregoing, the Corporation shall be required to indemnify a person and advance expenses to such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) was authorized by the Board of Directors. The rights conferred on any person by this Article SIXTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        SEVENTH:   A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the first sentence of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

        EIGHTH:    The Corporation reserves the right at any time, and from
time to time, to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article EIGHTH.

        IN WITNESS WHEREOF, NorthCorp Newco, Inc. has caused this Restated Certificate of Incorporation to be signed by Stephen W. Brown, its Secretary, this 28th day of June, 1995.



                                        NorthCorp Newco, Inc.


                                        By: /s/ STEPHEN W. BROWN
                                            ---------------------------

                                        Title: Secretary

                            NORTHCORP NEWCO, INC.

                                    BYLAWS

                                  ARTICLE I

                                   OFFICES
                                   -------


Section 1.2     REGISTERED OFFICE IN DELAWARE

                The registered office of the corporation required by Section 131 of the General Corporation Law of the State of Delaware (the "GCL") shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2     OTHER OFFICES

                The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                            STOCKHOLDERS' MEETING
                            ---------------------

Section 2.1     PLACE OF MEETINGS

                All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.2     ANNUAL MEETINGS

                Annual meetings of stockholders shall be held within 150 days of the close of the corporation's fiscal year, or at such other date and time as shall be designated from time to time by the Board of Directors, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3     SPECIAL MEETINGS

                Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors, or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of one or more stockholders holding not less than twenty percent (20%) of the voting power entitled to be present or represented at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.4     NOTICE OF MEETINGS AND ADJOURNED MEETINGS

                2.4.1 Written notice of each meeting of stockholders, annual or special, shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the GCL, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of mailing of any notice or report, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation, shall be prima facie evidence of the facts stated therein.

                2.4.2 Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, except as otherwise provided in this section, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5     WAIVER OF NOTICE

                Notice of a meeting need not be given to any stockholder who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such stockholder or that the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.6     ACTION WITHOUT MEETING

                2.6.1 Unless otherwise provided in the Certificate of Incorporation of this corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                2.6.2 Any stockholder given a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 2.7     QUORUM

                2.7.1 Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

                2.7.2 The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.8     VOTING RIGHTS

                Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the affimative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

Section 2.9     PROXIES

                Each stockholder entitled to vote at a meeting of stockholders may authorize person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or another proxy bearing a later date with the Secretary of the corporation.

Section 2.10 MANNER OF CONDUCTING MEETINGS

        2.10.1 Meeting of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                2.10.2 To the extent not in conflict with the provisions of the GCL relating thereto, the Certificate of Incorporation, or express provisions of these Bylaws, meetings shall be conducted pursuant to such rules as may be adopted by the Board of Directors prior to the meeting or, if no rules have been so adopted, pursuant to such rules as may be promulgated by the Chairman.

Section 2.11 INSPECTORS OF ELECTION

        At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the Chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have taken shall make a certificate of the result thereof. No director or candidate for the office of director shall be appointed as an inspector.

Section 2.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE

        The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within in the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                 ARTICLE III

                                  DIRECTORS
                                  ---------

Section 3.1  POWERS

        Subject to the provisions of the GCL and any limitations in the Certificate of Incorporation relating to actions required to be authorized or approved by the stockholders, the business affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2  AUTHORIZED NUMBER

        The number of directors of this Corporation shall be not less than one
(1) and not more than nine (9) until changed in accordance with the following provision of this Section 3.2. The exact number so fixed may be changed from time to time, within the limits specified in the Certificate of Incorporation, by resolution adopted by the Board of Directors. Directors need not be stockholders.

Section 3.3  ELECTION AND TENURE OF OFFICE

        Subject to the provisions of the Certificate of Incorporation and
Section 3.4 of these Bylaws, directors shall be elected at the annual meeting of stockholders. Directors SHALL hold office until the election and qualification of their successors or until the earlier resignation or removal.

Section 3.4  VACANCIES

        Subject to the provisions of the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders, and until such director's successor shall have been duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

Section 3.5  RESIGNATION

        3.5.1 Any directors may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation. The notice shall be effective upon delivery unless a later date is specified therein. If a resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        3.5.2 No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.6  MEETINGS AFTER ANNUAL STOCKHOLDERS' MEETINGS

        Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting at the place where said annual meeting has been held or at such other place as shall be fixed by the Board of Directors, to elect officers and to transact other proper business. Call and notice of such regular meetings are hereby dispensed with.

Section 3.7  OTHER REGULATIONS

        Regular meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board of Directors. No notice need be given of such regular meetings, except that notice shall be given to each director (as for a special meeting) of the resolution establishing regular meeting dates, which notice shall contain the date, time and place of the regular meetings.

Section 3.8  SPECIAL MEETINGS -- NOTICES

        3.8.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any two directors.

        3.8.2 Special meetings of the Board of Directors shall be held upon at least four (4) days' notice by mail or 24 hours' notice delivered personally or by telephone, telegram or other electronic communication. A notice need not specify the purpose of any meeting of the Board of Directors.

        3.8.3 Notice by mail shall be deemed given at the time a written notice is deposited in the United States mails, first class postage prepaid, addressed to the director at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records and is not readily ascertainable, at the principal executive office of the corporation. Notice by telegram shall be deemed given when it is actually transmitted by the telegram company, addressed as in the preceding sentence. Notice by telephone, telecopy or other electronic communication shall be deemed given when it is so communicated to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 3.9     TELEPHONIC MEETING

                Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.10    WAIVER OF NOTICE

                Notice of a meeting need not be given to any director who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director or that the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11    ACTION AT A MEETING

                A majority of the authorized number of directors present in person constitutes a quorum of the Board of Directors for the transaction of business at a meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number is required by law, by the Certificate of Incorporation or by the Bylaws.

Section 3.12    ADJOURNMENT

                A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, at least two (2) days' notice by mail or 24 hours' notice delivered personally or by telephone or telegraph, stating the time and place at which the meeting will reconvene, shall be given to each director who was not present at the time of the adjournment. Notice by mail, telephone or telegraph shall be deemed given as provided in section 3.8.3.

Section 3.13    ORGANIZATION

                Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the President if he is also a director, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.14    ACTION BY UNANIMOUS WRITTEN CONSENT

                Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as an unanimous vote of such directors.

Section 3.15    INTERESTED DIRECTORS

                No contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.16    COMPENSATION

                The directors may be paid their expenses of attending each meeting of the Board of Directors. In addition, the Board of Directors may from time to time, in its discretion, pay to directors fixed compensation for attendance at each meeting of the Board of Directors or may pay a stated fee or other compensation for services as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor; Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE IV

                                  COMMITTEES
                                  ----------


Section 4.1     COMMITTEES

                The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 4.2     COMMITTEE RULES

                Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

Section 4.3     COMMITTEE RECORDS

                Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when required.


                                  ARTICLE V

                                   OFFICERS
                                   --------

Section 5.1     OFFICERS

                The officers of the corporation shall be a Chairman of the Board or a President or both, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers with such titles as shall be determined by the Board of Directors and with such duties as shall be delegated to them by the Board of Directors or any supervisory officer. Any number of offices may be held by the same person.

Section 5.2     ELECTION, REMOVAL AND RESIGNATION

                Officers shall be chosen by the Board of Directors and shall serve and shall be subject to removal, with or without cause, at the pleasure of the Board of Directors, subject to the rights, if any, of officers under contracts of employment with the corporation. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.3     CHAIRMAN OF THE BOARD

                The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and the stockholders and shall exercise and perform such other powers and duties as may be assigned from time to time to the Chairman of the Board by the Board of Directors. Whenever there is no President of the corporation, the Chairman of the Board shall have the powers and duties of the President.

Section 5.4     PRESIDENT

                Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise, direct and control the business and affairs of the corporation. In the absence of the Chairman of the Board or if there be none, he shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 5.5     VICE PRESIDENTS

                The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board of Directors, the Chairman of the Board, the President or any other officer supervising such Vice Presidents. In the absence or disability of the President and Chairman of the Board, a Vice President designated by the Board of Directors shall substitute for and assume the duties, powers and authority of the President.

Section 5.6     SECRETARY AND ASSISTANT SECRETARY

                5.6.1 The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall record or cause to be recorded all votes and minutes thereof, shall give notice of each meeting of the stockholders and Board of Directors requiring notice and shall perform such other duties as may be prescribed by the Board of Diretors, the chairman of the Board or President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, shall affix the same to any instrument.

                5.6.2 The Assistant Secretary shall perform such corporate secretarial duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary, and in absence or disability of the Secretary shall substitute for and assume the duties, powers and authority of the Secretary.

Section 5.7     CHIEF AND SUBORDINATE FINANCIAL OFFICERS

                5.7.1 The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The books of account shall be open to inspection by all directors at all reasonable times. The Chief Financial Officer shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board of Directors. The Chief Financial Officer shall supervise the subordinate financial officers.

                5.7.2 The subordinate financial officers, which may be a Treasurer, a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors, the Chairman of the Board, the President and the Chief Financial Officer.

Section 5.8     ADDITIONAL POWERS, SENIORITY AND SUBSTITUTION OF OFFICERS

                In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Baord of Directors may from time to time by resolution impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit and/or determine the order of seniority among the officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chairman of the Board or to the President (or in his absence the Vice President serving in his place) to impose or confer additional duties and powers and to determine the order of seniority among officers. The Board of Directors, the Chairman of the Board or the President may designate any officer or officers to substitute for and assume the duties, powers and authority of any absent officer or officers in any instances not provided for above.

Section 5.9     COMPENSATION

                The officers of this corporation shall recieve such compensation as shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any other officer or officers. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the corporation.

Section 5.10    LOANS AND GUARANTEES

                The corporation may lend money to, or guaranty any obligation of, or otherwise assist any officer or other employee of the corporation of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of a majority of the disinterested directors (even though the disinterested directors may be less than a quorum), such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the majority of disinterested directors (even if the disinterested directors are less than a quorum) shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                  ARTICLE VI

                     CORPORATE RECORDS AND AUTHORIZATIONS
                     ------------------------------------

Section 6.1     RECORDS

                6.1.1 The corporation shall keep, at its principal executive office or at the office of its transfer agent or registrar, (a) adequate and correct books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and committees of the Board of Directors, and
(c) a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each.

                6.1.2 Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.2  CHECKS, DRAFTS, ETC.

        All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 6.3  EXECUTION OF CONTRACTS

        The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute and instrument in the name of and on behalf of the corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to, bind the corporation by any contract or engagement, or pledge its credit or render it liable for any purpose or in any amount; provided, however, that nothing contained in this section shall be construed to prevent any officer of the corporation from performing his regular duties in the ordinary course of business pursuant to the authority granted to said officer by Article V of these Bylaws.

Section 6.4  VOTING OF SHARES OF OTHER CORPORATION

        All shares of any other corporation standing in the name of this corporation shall be voted, and all rights incidental thereto exercised, as directed by written consent or resolution of the Board of Directors expressly referring thereto. Such rights may be delegated by the Board of Directors to the President or any Vice President, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do proxy or power of attorney duly executed by such officers.

Section 6.5  DIVIDENDS

        The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and, subject to the Certificate of Incorporation, subject to any contractual restrictions to which the corporation is then subject. If a dividend is declared, the stock transfer books shall not be closed, but a record date shall be set by the Board of Directors on which ???? the transfer agent or, where no transfer agent is appointed, the Secretary will take a record of all stockholders entitled to the dividend without actually closing the books for transfers of stock.

                                 ARTICLE VII

                  STOCK CERTIFICATES AND TRANSFER OF SHARES
                  -----------------------------------------

Section 7.1  STOCK CERTIFICATES

        7.1.1 Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        7.1.2 If the corporation is authorized to issue more than one class of stock, or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the GCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.2  TRANSFER ON THE BOOKS

        Upon (a) the surrender to the Secretary or transfer agent of the corporation of a certificate representing shares of stock in the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and (b) delivery to the corporation of evidence sufficient to indicate that the transfer of such shares would not be in violation of the Certificate of Incorporation or Bylaws, any legend appearing on said certificate or any applicable law, it shall be the duty of corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3  STOLEN, LOST OR DESTROYED CERTIFICATES

        The Board of Directors or any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares so stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer, as a condition precedent to the issuance thereof, may require the person claiming such stolen, lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify it against claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.4  TRANSFER AGENTS AND REGISTRARS

        The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 7.5  FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF
             RECORD

        In order that the corporation may determine the stockholders entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty or less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no reocrd is fixed: (1) the record date for determination stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                 CORPORATE SEAL
                                 --------------


                The corporate seal shall have the inscribed thereon the name of the corporation, the year of its organization, the state of incorporation and the words "Corporate Seal".

                                   ARTICLE IX

                              AMENDMENTS TO BYLAWS
                              --------------------


Section 9.1     BY STOCKHOLDERS

                The stockholders of the corporation may make or adopt additional Bylaws and may adopt, amend, alter, repeal or rescind any provision of these Bylaws upon the affirmative vote of a majority of all outstanding shares entitled to vote at a duly held meeting at which a quorum is present or represented by proxy.

Section 9.2     BY DIRECTORS

                Subject to the provision of Section 9.1, the Board of Directors may alter, amend, repeal or rescind any provision of these Bylaws or may adopt new Bylaws.

Section 9.3     RECORDS OF AMENDMENTS

                Whenever an amendment or new Bylaw is adopted, it shall be filed in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal and the date on which the repeal was enacted shall be stated in said book.

                                   ARTICLE X

                                 INTERPRETATION
                                 --------------


                Reference in these Bylaws to any provision of the GCL shall be deemed to include all amendments thereof.

                                   ARTICLE XI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                     --------------------------------------
                           EMPLOYEES AND OTHER AGENTS
                           --------------------------


                Section 11.1 RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

                Section 11.2 PREPAYMENT OF EXPENSES. The corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article XI or otherwise.

                Section 11.3 CLAIMS. If a claim for indemnification or payment of expenses under this Article XI is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

                Section 11.4 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                Section 11.5 OTHER INDEMNIFICATION. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                                    EXHIBIT E

                               OPERATING AGREEMENT
                               -------------------

                               OPERATING AGREEMENT

         THIS OPERATING AGREEMENT (this "Agreement") is made and entered into
              this day of             , 1996 by and among Crown NorthCorp,
Inc., a Delaware corporation ("Crown"), Tucker Holding Company, Ltd., an Ohio limited liability company ("Tucker") and CSW Acquisition Corp., a Florida
corporation ("Buyer") to be effective as of               , 1996 ("Effective
Date"). Crown and Tucker are sometimes collectively referred to herein as Sellers.

                             BACKGROUND INFORMATION
                             ----------------------

         A. Sellers and Buyer are parties to a certain Stock Purchase Agreement (the "SPA"), also effective as of the Effective Date, setting forth the terms and conditions by which Buyer is acquiring from Sellers the Shares of CSW Associates, Inc., a Delaware corporation ("CSW"). All capitalized terms not specifically defined in this Agreement have the meanings ascribed to them in the SPA.

         B. As provided in the SPA, the Shares are to be held in escrow until the earlier of (i) Buyer's receipt of approval from the FDIC to Buyer's acquisition of the Shares or (ii) December 16, 1996.

         C. The parties hereto desire to enter into this Agreement to set forth the manner in which Buyer will operate CSW during the pendency of the escrow.

         THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                OPERATION OF CSW
                                ----------------

         Section 1.01 GENERAL. From and after the Effective Date, Buyer, in its capacity as the sole shareholder of CSW, shall have all incidents and responsibilities of ownership of the Shares, including but not limited to:

         (a) The right to appoint officers and directors of CSW;

         (b) The ownership of and responsibility for all of the Shares; in turn, CSW shall have the ownership of and responsibility for the assets and liabilities as reflected on the Financial Statements;

         (c) The responsibility to require CSW to distribute all of its income (including balances in Rentention Accounts) from the business operations of CSW to Buyer and to require CSW to be responsible for all expenses or other liabilites arising from or attributable to the business operations of CSW;

         (d) The right to cause CSW to sell, transfer, compromise or otherwise deal with or dispose of the assets and liabilities of CSW, save and except for those assets and liabilities pertaining to FDIC Contract Nos. ###-##-#### (RTC Atlanta) and FDIC RALA 92-03022-N-KF (collectively, the "FDIC Contracts"), which FDIC Contracts shall be administered in the manner set forth in Section 1.02 hereof;

         (e) The responsibility to require CSW to administer certain assets of Crown as set forth on Attachment No. 1; and

         (f) The responsibility to require CSW to conduct the business and affairs of CSW in accordance with its certificate of incorporation, bylaws and applicable law.


         Section 1.02 ADMINISTRATION OF FDIC CONTRACTS. (a) Buyer acknowledges that affiliates of the Buyer negotiated and entered into the FDIC Contracts and that Buyer is familiar with the terms and conditions of the FDIC Contracts and the course of dealings and past practices between the parties thereto.

         (b) Throughout the pendency of the escrow described in Section 2.4 of the SPA, Buyer will cause CSW to: (i) perform the obligations of Contractor under the FDIC contracts as though the terms thereof bound Buyer directly; (ii) operate and administer the FDIC Contracts according to their terms consistent with those past practices of which Buyer is aware; (iii) maintain CSW's corporate existence, with full power and authority to discharge its rights, duties and obligations under the FDIC Contracts; and (iv) not transfer or assign any of CSW's rights, duties or obligations under the FDIC Contracts or otherwise take any actions which may cause the FDIC to enforce any contractual right it may have against Sellers or Crown.


                                   ARTICLE II

                                  FDIC APPROVAL
                                  -------------

         Section 2.01 BUYER TO SEEK FDIC APPROVAL. Buyer, at its cost and expense, shall promptly and diligently seek to obtain approval of the FDIC to the acquisition of the Shares by Buyer.

         Section 2.02 ASSISTANCE OF CROWN. Crown understands that, as Buyer pursues FDIC approval as provided in Section 2.01 hereof, Buyer or the FDIC may find it necessary or appropriate for Crown make certain requests or certifications with respect to the transfer of the Shares. Crown agrees to cooperate in making such requests or certifications upon the reasonable request of Buyer or FDIC provided such requests or certifications do not have the effect of imposing unreasonable cost, liability or material expense upon Sellers or Crown.

                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

         Section 3.01 RELATIONSHIP OF SPA. The parties understand and agree that this Agreement is intended to become an exhibit to the SPA and thereby incorporated into the SPA. Any conflict between the terms and conditions of this Agreement and the terms and conditions of the SPA shall be resolved in favor of the SPA.

         Section 3.02 REPRESENTATIONS, WARRANTIES AND COVENANTS. Without limiting the generality of Section 3.01, the parties hereby restate, as though fully rewritten herein, all of the representations, warranties and covenants made to and for the benefit of each other in the SPA.

         Section 3.03 NOTICES. Any notices, demand, request, instruction, correspondence or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally, by courier service such as Federal Express, or by other messenger or by U.S. registered or certified mail (postage prepaid and return receipt requested), as follows:

     CROWN:              Crown NorthCorp, Inc.
                         1251 Dublin Road
                         Columbus, Ohio 43215
                         Attn.: Stephen W. Brown, Secretary

     SERVICER:           CSW Acquisition Corp.
                         1001 South Bayshore Drive
                         Suite 1200
                         Miami, Florida 33131
                         Attn.: Bradley S. Weiss, President

         Section 3.04 GOVERNING LAW. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida. THE PARTIES TO THIS AGREEMENT (i) SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF FLORIDA FOR PURPOSES OF ANY ACTION OR

PROCEEDING HEREUNDER, (ii) AGREE THAT THE VENUE OF SUCH ACTION OR PROCEEDING MAY BE LAID IN DADE COUNTY FLORIDA AND (iii) WAIVE ANY CLAIM THAT THE SAME IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.





                                     CROWN NORTHCORP, INC.



                                     By:
                                        --------------------------------
                                     Name:
                                     Title:
                                     TUCKER HOLDING COMPANY, LTD.



                                     By:
                                        --------------------------------
                                     Name:
                                     Title:
                                     CSW ACQUISITION CORP.



                                     By:
                                        --------------------------------
                                     Name:
                                     Title:

                                ATTACHMENT NO. 1

                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into this
       day of            , 1996 by and between Crown NorthCorp, Inc., a
Delaware corporation ("Crown" or "Manager") and CSW Acquisition Corp., a
Florida corporation ("CSWA") to be effective as of          , 1996 ("Effective
Date").

                             BACKGROUND INFORMATION
                             ----------------------

         A. The Federal Home Loan Mortgage Corporation ("Freddie Mac") has entered into one or more contracts with Crown in substantially the form appearing on Exhibit A attached hereto and incorporated by reference herein (collectively, the "Freddie Mac Contract") to provide certain loss mitigation services with respect to certain delinquent loans owned by Freddie Mac. All capitalized terms not specifically defined in this Agreement have the meanings ascribed to them in the Freddie Mac Contract.

         B. Attached hereto as Exhibit B and incorporated by reference herein is a listing of certain loans subject to the Freddie Mac Contract (the "Loan Servicing Portfolio").

         C. Crown now desires to employ CSWA to service the Loan Servicing Portfolio in the manner set forth below.

         D. CSWA has agreed to service the Loan Servicing Portfolio upon and subject to the terms and conditions set forth below.

         THEREFORE, the parties agree as follows:

                                    ARTICLE I

                         GENERAL SCOPE OF CSWA'S DUTIES
                         ------------------------------

         Section 1.01 EFFECTIVE DATE; APPOINTMENT OF CSWA; STANDARD OF PERFORMANCE.(a) Crown hereby appoints CSWA, as an independent contractor pursuant to this Agreement, to service and manage the Loan Servicing Portfolio from and after the Effective Date, and CSWA hereby accepts such appointment. CSWA agrees that its servicing and management of the Loan Servicing Portfolio shall be carried our in accordance with (i) applicable law, (ii) the express terms of the Freddie Mac Contract and this Agreement, (iii) servicing standards and asset management standards for the Loan Servicing Portfolio that are customarily employed by prudent CSWA's servicing comparable assets for their own account and (iv) reasonable directions given from time to time by Crown consistent with items (i) through (iii) above.

         (b) CSWA'S DUTIES. Without limiting the generality of Section 1.01(a), the parties hereto understand and agree that, with respect to the Loan Servicing Portfolio, CSWA shall perform the obligations of Manager under Sections 1 and 2 of the Freddie Mac Contract as though the terms thereof bound CSWA directly.

         (c) GUIDELINES; OUTSOURCING BOOK. In discharging its duties under this
Article I, CSWA shall materially comply with the Guidelines and the Outsourcing Book, as each may be amended from time to time. Crown has delivered to CSWA the most current copies of the Guidelines and the Outsourcing Book in Crown's possession and CSWA acknowledges receipt thereof.

         (d) COMMUNICATIONS WITH FREDDIE MAC. Set forth on Exhibit C is a list of officers or employees of Crown, as such list may be amended from time to time, who are authorized to act as servicing officers with respect to the Freddie Mac Contract (each a "Crown Servicing Officer"). In discharging its duties under this Agreement, CSWA shall coordinate and transmit through a Crown Servicing Officer any and all reports, business plans, communications or requests required under the Freddie Mac Contract for approval to Freddie Mac. CSWA shall have no independent communications with Freddie Mac without the written consent of Crown.

                                   ARTICLE II

                        TERM OF AGREEMENT AND TERMINATION
                        ---------------------------------

         Section 2.01 TERM. This Agreement shall commence on the Effective Date and shall terminate on the earliest to occur of the following dates (the "Termination Date"):

         (a) The last day of the month in which CSWA completes its duties with respect to the Loan Servicing Portfolio;

         (b) January 1, 1997, unless otherwise extended by mutual consent of the parties;

         (c) The effective date of a termination of the Freddie Mac Contract by Freddie Mac pursuant to Section 3(b) of the Freddie Mac Contract;

         (d) The effective date of a termination of this Agreement by Crown pursuant to a CSWA Event of Default as set forth in Section 4.09 hereof; or

         (e) At CSWA's option, upon the failure by Crown to timely deliver the Servicing Fee to CSWA pursuant to Section 3.01(b) of this Agreement.

         Section 2.02 EFFECT OF TERMINATION. Upon the Termination Date, CSWA shall deliver to Crown all books, records or files it possesses with respect to the Loan Servicing Portfolio.

         Section 2.03 CSWA'S REMEDY UPON THE TERMINATION OF THE FREDDIE MAC CONTRACT. In the event that Freddie Mac shall terminate the Freddie Mac Contract pursuant to Section 3(b) of that contract, CSWA shall be entitled to payment for work completed in accordance with Article I hereof (computed in accordance with Section 3.01(b) hereof) and to reimbursement for expenses (pursuant to Section
3.02 hereof), as of the effective date of the date of termination pursuant to
Section 3(b) of the Freddie Mac Contract.


                                   ARTICLE III

                  SERVICING FEE AND FUNDING FOR CSWA'S EXPENSES
                  ---------------------------------------------

         Section 3.01 CURRENT FEE SCHEDULE. (a) The Freddie Mac Contract includes, as Exhibit B thereto, a schedule of fees currently payable by Freddie Mac (the "Current Fee Schedule"). Crown and CSWA understand and agree that Freddie Mac may from time to time amend the Current Fee Schedule. Crown shall promptly transmit to CSWA any amendments it receives to the Current Fee Schedule, which amendments shall be effective upon CSWA's receipt.

         (b) SERVICING FEE. For services under this Agreement, CSWA shall receive a fee equal to 85% of Crown's gross billings to Freddie Mac with respect to the Loan Servicing Portfolio, payable as and when Crown collects billings from Freddie Mac. All payments that are not received by CSWA within ten (10) business days of receipt by Crown shall bear interest at eighteen percent (18%) per annum. CSWA shall have the right to inspect the books of Crown for the purpose of reviewing the billings to Freddie Mac and the payments received from Freddie Mac.

         Section 3.02 EXPENSES. The parties understand and agree that CSWA may incur out-of-pocket expenses in the manner set forth in Section 4 of the Freddie Mac Contract. CSWA shall forward expense reimbursement requests to a Crown Servicing Officer who shall promptly submit the same to Freddie Mac. Crown shall forward reimbursements to CSWA as and when received from Freddie Mac.

                                   ARTICLE IV

                GENERAL OPERATIONS UNDER THE FREDDIE MAC CONTRACT
                -------------------------------------------------

         The following requirements of CSWA shall commence from and after the Effective Date.

         Section 4.01 EMPLOYEES. CSWA shall perform the obligations of Manager under Section 5 of the Freddie Mac Contract as though the terms thereof bound CSWA directly.

         Section 4.02 COMPLIANCE WITH LAW. CSWA shall perform the obligations of Manager under Section 6 of the Freddie Mac Contract as though the terms thereof bound CSWA directly, PROVIDED HOWEVER, that, in each case in which said Section 6 provides for a communication or notice to Freddie Mac, CSWA's communication or notice shall instead be to Crown who shall then communicate the same to Freddie Mac.

         Section 4.03 INSURANCE. CSWA shall perform the obligations of Manager under Section 7 of the Freddie Mac Contract as though the terms thereof bound CSWA directly. CSWA shall cause Crown to be named a loss payee or additional insured, as appropriate, on any insurance coverages set forth in said Section 7.

         Section 4.04 INDEMNIFICATION. CSWA hereby indemnifies Crown in the same manner and to the same extent as Crown indemnifies Freddie Mac pursuant to
Section 8 of the Freddie Mac Contract.

         Section 4.05 CORPORATE RELATIONSHIP. CSWA hereby makes the same representations, warranties and covenants to and for the benefit of Crown as Crown has made to Freddie Mac pursuant to Section 9 of the Freddie Mac Contract PROVIDED HOWEVER, that (i) Crown acknowledges that CSWA is a Florida corporation and (ii) in each case in which said Section 9 provides for a communication or notice to Freddie Mac, CSWA's communication or notice shall instead be to Crown.

         Section 4.06 CONSTRUCTION OF AGREEMENT; FREDDIE MAC OWNERSHIP OF DOCUMENTS, CONFIDENTIALITY AND SECURITY. CSWA shall be bound by and perform the obligations of Manager under Sections 10 and 11 of the Freddie Mac Contract as though the terms thereof bound CSWA directly. To the extent that such sections provide for representations and warranties, CSWA hereby makes those representations and warranties to and for the benefit of Crown.

         Section 4.07 AUDIT. CSWA shall be bound by the provisions of Section 12 of the Freddie Mac Contract as though the terms thereof bound CSWA directly. In addition thereto, Crown shall have the same right as Freddie Mac to audit the books and records of CSWA.

         Section 4.08 DEVELOPMENT OF SYSTEMS. CSWA hereby makes to and for the benefit of Crown the same warranties Crown has made to Freddie Mac pursuant to
Section 13 of the Freddie Mac Contract.

         Section 4.09 DEFAULT. (a) Any of the following acts or occurrences shall constitute a

"CSWA Event of Default" under this Agreement: (i) any failure on the part of the CSWA to observe or perform in any material respect any covenants or agreements on the part of CSWA in this Agreement (specifically including CSWA's agreement to adhere to the requirements of Section 1.01) that continues unremedied for a period of fifteen days after the date on which written notice of such failure requiring the same to be remedied, shall have been given by Crown to CSWA; (ii) any representation, warranty or statement of CSWA made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time made and, within fifteen days after written notice thereof shall have been given to CSWA by Crown, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; (iii) proceedings of any nature are commenced by or against the CSWA with respect to bankruptcy, insolvency, readjustment of debt, marshaling of assets or similar proceedings, provided, however, that if an involuntary proceeding is commenced against CSWA, CSWA shall have ninety (90) days to discharge such involuntary proceeding; or (iv) CSWA shall attempt to assign or otherwise transfer its rights, duties and obligations under this Agreement without the express written consent of Crown.

         (b) If any CSWA Event of Default shall have occurred and not been cured within the applicable grace period, if any, then Crown, by written notice to CSWA, may terminate this Agreement on the date specified in such notice of termination provided, however, that if CSWA is in the process of curing the CSWA Event of Default, the fifteen (15) day grace period shall be extended for such additional time, not to exceed an additional fifteen (15) days, as is necessary in order for CSWA to cure the CSWA Event of Default.

         Section 4.11 REPORTING; DATA FORMAT. In operating under this Agreement and reporting to Crown, CSWA shall utilize Data Ease software specified by Crown and shall otherwise provide reports, data, accountings in a manner fully consistent with the current practices between Crown and CSW Associates, Inc.

         Section 4.12 NOTICES. Any notices, demand, request, instruction, correspondence or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally, by courier service such as Federal Express, or by other messenger or by U.S. registered or certified mail (postage prepaid and return receipt requested), as follows:

CROWN:                              Crown NorthCorp, Inc.
                                    1251 Dublin Road
                                    Columbus, Ohio 43215
                                    Attn.: Stephen W. Brown, Secretary

CSWA:                                CSW Acquisition Corp.
                                     1001 South Bayshore Dr.
                                     Suite 1200
                                     Miami, Florida 33131
                                     Attn.: Bradley S. Weiss, President

         Section 4.13 GOVERNING LAW. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida. THE PARTIES TO THIS AGREEMENT (i) SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF FLORIDA FOR PURPOSES OF ANY ACTION OR PROCEEDING HEREUNDER, (ii) AGREE THAT THE VENUE OF SUCH ACTION OR PROCEEDING MAY BE LAID IN DADE COUNTY FLORIDA AND (iii) WAIVE ANY CLAIM THAT THE SAME IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                     CROWN NORTHCORP, INC.



                                     By:
                                       ---------------------------------------
                                     Name:
                                     Title:

                                     CSW ACQUISITION CORP.



                                     By:
                                       ---------------------------------------
                                     Name:
                                     Title:

                              SCHEDULE OF EXHIBITS

Exhibit A                      Loss Mitigation Management Contract
                               between Crown NorthCorp, Inc. and
                               the Federal Home Loan Mortgage
                               Corporation

Exhibit B                      Itemization of Loan Servicing Portfolio

Exhibit C                      Loan Servicing Officers of Crown NorthCorp, Inc.